Exhibit 99.g(i)(a)

CUSTODIAN CONTRACT

This Contract between The Guardian Variable Contract Funds, Inc., (f/k/a The Guardian Stock Fund, Inc.) a corporation organized and existing under the laws of Maryland, having its principal place of business at 7 Hanover Square, New York, New York 10004, hereinafter called the “Fund”, and State Street Bank and Trust Company, a Massachusetts trust company, having its principal place of business at 225 Franklin Street, Boston, Massachusetts, 02110, hereinafter called the “Custodian”,

WITNESSETH:

WHEREAS, the Fund and the Custodian are each parties to that certain Custodian Contract dated as of September 12, 1994 (referred to herein as the “Original Contract”); and

WHEREAS, the Fund is now authorized to issue shares in separate series, with each such series representing interests in a separate portfolio of securities and other assets; and

WHEREAS, the Fund intends to initially offer shares in four series, The Guardian Stock Fund, The Guardian VC Asset Allocation Fund, The Guardian VC High Yield Bond Fund and The Guardian VC 500 Index Fund (such series together with all other series subsequently established by the Fund and made subject to this Contract in accordance with Article 18, being herein referred to as the “Portfolio(s)”); and

WHEREAS, the Fund and the Custodian each desire to amend and restate the Original Contract to allow for the addition of multiple series not contemplated by the Original Contract;

NOW THEREFORE, in consideration of the mutual covenants and agreements hereinafter contained, the parties hereto agree as follows:

1.             Employment of Custodian and Property to be Held by It: Application of Contract

The Fund hereby employs the Custodian as the custodian of the assets of the Portfolios of the Fund, including securities which the Fund on behalf of the applicable Portfolio desires to be held in places within the United States (“domestic securities”) and securities it desires to be held outside the United States (“foreign securities”) pursuant to the provisions of the Articles of Incorporation. The Fund on behalf of the Portfolios agrees to deliver to the Custodian all securities and cash, owned by the Portfolios, and all payments of income, payments of principal or capital distributions received by it with respect to all securities owned by the Portfolios from time to time, and the cash consideration received by it for such new or treasury shares of capital stock, $0.10 par value, (“Shares”) of the Fund representing interests in the Portfolios as may be issued or sold from time to time. The Custodian shall not be responsible for any property of a Portfolio held or received by a Portfolio and not delivered to the Custodian.

Upon receipt of “Proper Instructions” (within the meaning of Article 6), the Custodian shall on behalf of the applicable Portfolio from time to time employ one or more sub-custodians located in the United States, but only in accordance with an applicable vote by the Board of Directors of the Fund on behalf of the applicable Portfolio. The Custodian may employ as sub-custodians for the Fund’s securities and other assets on behalf of the applicable Portfolio the foreign banking institutions and foreign securities depositories designated in Schedules A and B hereto but only in accordance with the provisions of Articles 3 and 4.

2.             Duties of the Custodian with Respect to Property of the Fund Held By the Custodian in the United States

2.1.          Holding Securities. The Custodian shall hold and physically segregate for the account of each Portfolio all non-cash property, to be held by it in the United States including all domestic securities owned by such Portfolio, other than (a) securities which are maintained pursuant to Section 2.8 in a clearing agency registered with the Securities and Exchange Commission (the “SEC”) under Section 17A of the Securities Exchange Act of 1934 (the “Exchange Act”) which acts as a securities depository or in a book-entry system authorized by the U.S. Department of the Treasury and certain federal agencies (each, a “U.S. Securities System”) and (b) commercial paper of an issuer for which State Street Bank and Trust Company acts as issuing and paying agent (“Direct Paper”) which is deposited and/or maintained in the Direct Paper System (“Direct Paper System”) of the Custodian pursuant to Section 2.9.

2.2.          Delivery of Securities. The Custodian shall release and deliver domestic securities owned by each Portfolio held by the Custodian or in the Custodian’s U.S. Securities System account (“U.S. Securities System Account”) or in the Custodian’s Direct Paper book entry system account (“Direct Paper System Account”) only upon receipt of Proper Instructions from the Fund on behalf of an applicable Portfolio, which may be continuing instructions when deemed appropriate by the parties, and only in the following cases:

(1)                                  Upon the sale of such securities for the account of the Portfolio and receipt of payment therefor;

(2)                                  Upon receipt of payment in connection with any repurchase agreement related to such securities entered into by the Portfolio;

(3)                                  In the case of a sale effected through a U.S. Securities System, in accordance with the provisions of Section 2.8 hereof;

(4)                                  To the depository agent in connection with tender or other similar offers for portfolio securities of the Portfolio;

(5)                                  To the issuer thereof or its agent when such securities are called, redeemed, retired or otherwise become payable; provided that, in any such case, the cash or other consideration is to be delivered to the Custodian;

(6)                                  To the issuer thereof, or its agent, for transfer into the name of the Portfolio or into the name of any nominee or nominees of the Custodian or into the name or nominee name of any agent appointed pursuant to Section

2.7 or into the name or nominee name of any sub-custodian appointed pursuant to Article 1; or for exchange for a different number of bonds, certificates or other evidence representing the same aggregate face amount or number of units; provided that, in any such case, the new securities are to be delivered to the Custodian;

(7)                                  Upon the sale of such securities for the account of the Portfolio, to the broker or its clearing agent, against a receipt, for examination in accordance with “street delivery” custom; provided that in any such case, the Custodian shall have no responsibility or liability for any loss arising from the delivery of such securities prior to receiving payment for such securities except as may arise from the Custodian’s own negligence or willful misconduct;

(8)                                  For exchange or conversion pursuant to any plan of merger, consolidation, recapitalization, reorganization or readjustment of the securities of the issuer of such securities, or pursuant to provisions for conversion contained in such securities, or pursuant to any deposit agreement; provided that, in any such case, the new securities and cash, if any, are to be delivered to the Custodian;

(9)                                  In the case of warrants, rights or similar securities, the surrender thereof in the exercise of such warrants, rights or similar securities or the surrender of interim receipts or temporary securities for definitive securities; provided that, in any such case, the new securities and cash, if any, are to be delivered to the Custodian;

(10)                            For delivery in connection with any loans of securities made by the Portfolio, but only against receipt of adequate collateral as agreed upon from time to time by the Custodian and the Fund on behalf of the Portfolio, which may be in the form of cash or obligations issued by the United States government, its agencies or instrumentalities, except that in connection with any loans for which collateral is to be credited to the Custodian’s account in the book-entry system authorized by the U.S. Department of the Treasury, the Custodian will not be held liable or responsible for the delivery of securities owned by the Portfolio prior to the receipt of such collateral;

(11)                            For delivery as security in connection with any borrowings by the Fund on behalf of the Portfolio requiring a pledge of assets by the Fund on behalf of the Portfolio, but only against receipt of amounts borrowed;

(12)                            For delivery in accordance with the provisions of any agreement among the Fund on behalf of the Portfolio, the Custodian and a broker-dealer registered under the Exchange Act and a member of The National Association of Securities Dealers, Inc. (“NASD”), relating to compliance with the rules of The Options Clearing Corporation and of any registered national securities exchange, or of any similar organization or organizations, regarding escrow or other arrangements in connection with transactions by the Portfolio of the Fund;

(13)                            For delivery in accordance with the provisions of any agreement among the Fund on behalf of the Portfolio, the Custodian, and a Futures Commission Merchant registered under the Commodity Exchange Act, relating to compliance with the rules of the Commodity Futures Trading Commission and/or any Contract Market, or any similar organization or organizations, regarding account deposits in connection with transactions by the Portfolio of the Fund;

(14)                            Upon receipt of instructions from the transfer agent (“Transfer Agent”) for the Fund, for delivery to such Transfer Agent or to the holders of shares in connection with distributions in kind, as may be described from time to time in the currently effective prospectus and statement of additional information of the Fund, related to the Portfolio (“Prospectus”), in satisfaction of requests by holders of Shares for repurchase or redemption; and

(15)                            For any other proper corporate purpose, but only upon receipt of Proper Instructions from the Fund on behalf of the applicable Portfolio specifying the securities of the Portfolio to be delivered, setting forth the purpose for which such delivery is to be made, declaring such purpose to be a proper corporate purpose, and naming the person or persons to whom delivery of such securities shall be made.

2.3.          Registration of Securities. Domestic securities held by the Custodian (other than bearer securities) shall be registered in the name of the Portfolio or in the name of any nominee of the Fund on behalf of the Portfolio or of any nominee of the Custodian which nominee shall be assigned exclusively to the Portfolio, unless the Fund has authorized in writing the appointment of a nominee to be used in common with other registered investment companies having the same investment adviser as the Portfolio, or in the name or nominee name of any agent appointed pursuant to Section 2.7 or in the name or nominee name of any sub-custodian appointed pursuant to Article 1. All securities accepted by the Custodian on behalf of the Portfolio under the terms of this Contract shall be in “street name” or other good delivery form. If, however, the Fund directs the Custodian to maintain securities of a Portfolio in “street name”, the Custodian shall utilize its best efforts only to timely collect income due the Portfolio on such securities and to notify the Fund, on behalf of the Portfolio, on a best efforts basis only of relevant corporate actions including, without limitation, pendency of calls, maturities, tender or exchange offers.

2.4.          Bank Accounts. The Custodian shall open and maintain a separate bank account or accounts in the United States in the name of each Portfolio of the Fund, subject only to draft or order by the Custodian acting pursuant to the terms of this Contract, and shall hold in such account or accounts, subject to the provisions hereof, all cash received by it from or for the account of a Portfolio, other than cash maintained by the Portfolio in a bank account established and used in accordance with Rule 17f-3 under the Investment Company Act of 1940. Funds held by the Custodian for a Portfolio may be deposited by it to its credit as Custodian in the Banking Department of the Custodian or in such other banks or trust companies as it may in its discretion deem necessary or desirable; provided, however, that every such bank or trust company shall be qualified to act as a custodian under the Investment Company Act of 1940 and that each such bank or trust company and the funds to be deposited with each such bank or trust company shall on behalf of each applicable Portfolio be approved by vote of a majority of the Board of Directors of the Fund. Such funds shall be deposited by the Custodian in its capacity as Custodian and shall be withdrawable by the Custodian only in that capacity.

2.5.          Collection of Income.  Subject to the provisions of Section 2.3, the Custodian shall collect on a timely basis all income and other payments with respect to registered domestic securities held hereunder to which each Portfolio shall be entitled either by law or pursuant to custom in the securities business, and shall collect on a timely basis all income and other payments with respect to bearer domestic securities if, on the date of payment by the issuer, such securities are held by the Custodian or its agent thereof and shall credit such income, as collected, to such Portfolio’s custodian account. Without limiting the generality of the foregoing, the Custodian shall detach and present for payment all coupons and other income items requiring presentation as and when they become due and shall collect interest when due on securities held hereunder. Income due each Portfolio on securities loaned pursuant to the provisions of Section 2.2 (10) shall be the responsibility of the Fund. The Custodian will have no duty or responsibility in connection therewith, other than to provide the Fund with such information or data as may be necessary to assist the Fund in arranging for the timely delivery to the Custodian of the income to which the Portfolio is properly entitled.

2.6.          Payment of Fund Monies. Upon receipt of Proper Instructions from the Fund on behalf of the applicable Portfolio, which may be continuing instructions when deemed appropriate by the parties, the Custodian shall pay out monies of a Portfolio in the following cases only:

(1)                                  Upon the purchase of domestic securities, options, futures contracts or options on futures contracts for the account of the Portfolio but only (a) against the delivery of such securities or evidence of title to such options, futures contracts or options on futures contracts to the Custodian (or any bank, banking firm or trust company doing business in the United States or abroad which is qualified under the Investment Company Act of 1940, as amended, to act as a custodian and has been designated by the Custodian as its agent for this purpose) registered in the name of the Portfolio or in the name of a nominee of the Custodian referred to in Section 2.3 hereof or in proper form for transfer; (b) in the case of a purchase effected through a U.S. Securities System, in accordance with the conditions set forth in Section 2.10 hereof; (c) in the case of a purchase involving the Direct Paper System, in accordance with the conditions set forth in Section 2.9; (d) in the case of repurchase agreements entered into between the Fund on behalf of the Portfolio and the Custodian, or another bank, or a broker-dealer which is a member of NASD, (i) against delivery of the securities either in certificate form or through an entry crediting the Custodian’s account at the Federal Reserve Bank with such securities or (ii) against delivery of the receipt evidencing purchase by the Portfolio of securities owned by the Custodian along with written evidence of the agreement by the Custodian to repurchase such securities from the Portfolio or (e) for transfer to a time deposit account of the Fund in any bank, whether domestic or foreign; such transfer may be effected prior to receipt of a confirmation from a broker and/or the applicable bank pursuant to Proper Instructions from the Fund as defined in Article 6;

(2)                                  In connection with conversion, exchange or surrender of securities owned by the Portfolio as set forth in Section 2.2 hereof;

(3)                                  For the redemption or repurchase of Shares issued by the Portfolio as set forth in Article 5 hereof;

(4)                                  For the payment of any expense or liability incurred by the Portfolio, including but not limited to the following payments for the account of the Portfolio: interest, taxes, management, accounting, transfer agent and legal fees, and operating expenses of the Fund whether or not such expenses are to be in whole or part capitalized or treated as deferred expenses;

(5)                                  For the payment of any dividends on Shares of the Portfolio declared pursuant to the governing documents of the Fund;

(6)                                  For payment of the amount of dividends received in respect of securities sold short;

(7)                                  For any other proper purpose, but only upon receipt of Proper Instructions from the Fund on behalf of the Portfolio specifying the amount of such payment, setting forth the purpose for which such payment is to be made, declaring such purpose to be a proper purpose, and naming the person or persons to whom such payment is to be made.

2.7.          Appointment of Agents. The Custodian may at any time or times in its discretion appoint (and may at any time remove) any other bank or trust company which is itself qualified under the Investment Company Act of 1940, as amended, to act as a custodian, as its agent to carry out such of the provisions of this Article 2 as the Custodian may from time to time direct; provided, however, that the appointment of any agent shall not relieve the Custodian of its responsibilities or liabilities hereunder.

2.8.          Deposit of Fund Assets in Securities Systems. The Custodian may deposit and/or maintain securities owned by a Portfolio in a U.S. Securities System in accordance with applicable Federal Reserve Board and SEC rules and regulations, if any, and subject to the following provisions:

(1)                                  The Custodian may keep securities of the Portfolio in a U.S. Securities System Account which account shall not include any assets of the Custodian other than assets held as a fiduciary, custodian or otherwise for customers;

(2)                                  The records of the Custodian with respect to securities of the Portfolio which are maintained in a U.S. Securities System shall identify by book-entry those securities belonging to the Portfolio;

(3)                                  The Custodian shall pay for securities purchased for the account of the Portfolio upon (i) receipt of advice from the U.S. Securities System that such securities have been transferred to the U.S. Securities System Account, and (ii) the making of an entry on the records of the Custodian to reflect such payment and transfer for the account of the Portfolio. The Custodian shall transfer securities sold for the account of the Portfolio upon (i) receipt of advice from the U.S. Securities System that payment for such securities has been transferred to the U.S. Securities System Account, and (ii) the making of an entry on the records of the Custodian to reflect such transfer and payment for the account of the Portfolio. Copies of all advices from the U.S. Securities System of transfers of securities for the account of the Portfolio shall identify the Portfolio, be maintained for the Portfolio by the Custodian and be provided to the Fund at its request. Upon request, the Custodian shall furnish the Fund on behalf of the Portfolio confirmation of each transfer to or from the account of the Portfolio in the form of a written advice or notice and shall furnish to the Fund on behalf of the Portfolio copies of daily transaction sheets reflecting each day’s transactions in the U.S. Securities System for the account of the Portfolio.

(4)                                  The Custodian shall provide the Fund for the Portfolio with any report obtained by the Custodian on the U.S. Securities System’s accounting system, internal accounting control and procedures for safeguarding securities deposited in the U.S. Securities System;

(5)                                  Anything to the contrary in this Contract notwithstanding, the Custodian shall be liable to the Fund for the benefit of the Portfolio for any loss or damage to the Portfolio resulting from use of the U.S. Securities System by reason of negligence, misfeasance or misconduct of the Custodian or any of its agents or any of its or their employees or from failure of the Custodian or any such agent to enforce effectively such rights as it may have against the U.S. Securities System; at the election of the Fund, it shall be entitled to be subrogated to the rights of the Custodian with respect to any claim against the U.S. Securities System or any other person which the Custodian may have as a consequence of any such loss or damage if and to the extent that the Portfolio has not been made whole for any such loss or damage.

2.9.          Fund Assets Held in the Custodian’s Direct Paper System. The Custodian may deposit and/or maintain securities owned by a Portfolio in the Direct Paper System of the Custodian subject to the following provisions:

(1)                                  No transaction relating to securities in the Direct Paper System will be effected in the absence of Proper Instructions from the Fund on behalf of the Portfolio;

(2)                                  The Custodian may keep securities of the Portfolio in the Direct Paper System only if such securities are represented in a Direct Paper System Account which shall not include any assets of the Custodian other than assets held as a fiduciary, custodian or otherwise for customers;

(3)                                  The records of the Custodian with respect to securities of the Portfolio which are maintained in the Direct Paper System shall identify by book-entry those securities belonging to the Portfolio;

(4)                                  The Custodian shall pay for securities purchased for the account of the Portfolio upon the making of an entry on the records of the Custodian to reflect such payment and transfer of securities to the account of the Portfolio. The Custodian shall transfer securities sold for the account of the Portfolio upon the making of an entry on the records of the Custodian to reflect such transfer and receipt of payment for the account of the Portfolio;

(5)                                  The Custodian shall furnish the Fund on behalf of the Portfolio confirmation of each transfer to or from the account of the Portfolio, in the form of a written notice advice or notice, of Direct Paper on the next business day following such transfer and shall furnish to the Fund on behalf of the Portfolio copies of daily transaction sheets reflecting each day’s transaction in the Direct Paper System for the account of the Portfolio;

(6)                                  The Custodian shall provide the Fund on behalf of the Portfolio with any report on its system of internal accounting control as the Fund may reasonably request from time to time.

2.10.        Segregated Account.  The Custodian shall upon receipt of Proper Instructions from the Fund on behalf of each applicable Portfolio establish and maintain a segregated account or accounts for and on behalf of each such Portfolio, into which account or accounts may be transferred cash and/or securities, including securities maintained in an account by the Custodian pursuant to Section 2.8 hereof, (i) in accordance with the provisions of any agreement among the Fund on behalf of the Portfolio, the Custodian and a broker-dealer registered under the Exchange Act and a member of the NASD (or any futures commission merchant registered under the Commodity Exchange Act), relating to compliance with the rules of The Options Clearing Corporation and of any registered national securities exchange (or the Commodity Futures Trading Commission or any registered contract market), or of any similar organization or organizations, regarding escrow or other arrangements in connection with transactions by the Portfolio, (ii) for purposes of segregating cash or government securities in connection with options purchased, sold or written by the Portfolio or commodity futures contracts or options thereon purchased or sold by the Portfolio, (iii) for the purposes of compliance by the Portfolio with the procedures required by Investment Company Release No. 10666, or any subsequent release or to the maintenance of segregated accounts by registered investment companies and (iv) for other proper corporate purposes, but only, in the case of clause (iv), upon receipt of Proper Instructions from the Fund on behalf of the applicable Portfolio setting forth the purpose or purposes of such segregated account and declaring such purposes to be proper corporate purposes.

2.11.        Ownership Certificates for Tax Purposes.  The Custodian shall execute ownership and other certificates and affidavits for all federal and state tax purposes in connection with receipt of income or other payments with respect to domestic securities of each Portfolio held by it and in connection with transfers of securities.

2.12.        Proxies.  The Custodian shall, with respect to the domestic securities held hereunder, cause to be promptly executed by the registered holder of such securities, if the securities are registered otherwise than in the name of the Portfolio or a nominee of the Portfolio, all proxies, without indication of the manner in which such proxies are to be voted, and shall promptly deliver to the Portfolio such proxies, all proxy soliciting materials and all notices relating to such securities.

2.13.        Communications Relating to Portfolio Securities.  Subject to the provisions of Section 2.3, the Custodian shall transmit promptly to the Fund for each Portfolio all written information (including, without limitation, pendency of calls and maturities of domestic securities and expirations of rights in connection therewith and notices of exercise of call and put options written by the Fund on behalf of the Portfolio and the maturity of futures contracts purchased or sold by the Portfolio) received by the Custodian from issuers of the securities being held for the Portfolio. With respect to tender or exchange offers, the Custodian shall transmit promptly to the Portfolio all written information received by the Custodian from issuers of the securities whose tender or exchange is sought and from the party (or his agents) making the tender or exchange offer. If the Portfolio desires to take action with respect to any tender offer, exchange offer or any similar transaction, the Portfolio shall notify the Custodian at least three business days prior to the date on which the Custodian is to take such action.

3.             The Custodian as Foreign Custody Manager.

3.1.          Definitions. Capitalized terms in this Article 3 shall have the following meanings:

“Country Risk” means all factors reasonably related to the systemic risk of holding Foreign Assets in a particular country including, but not limited to, such country’s political environment; economic and financial infrastructure (including any Mandatory Securities Depositories operating in the country); prevailing or developing custody and settlement practices; and laws and regulations applicable to the safekeeping and recovery of Foreign Assets held in custody in that country.

“Eligible Foreign Custodian” has the meaning set forth in section (a)(1) of Rule 17f-5, including without limitation a majority-owned, direct or indirect subsidiary of a U.S. Bank (as defined in Rule 17f-5), a bank holding company meeting the requirements of an Eligible Foreign Custodian (as set forth in Rule 17f-5 or by other appropriate action of the SEC), or a foreign branch of a

Bank (as defined in Section 2(a)(5) of the Investment Company Act of 1940) meeting the requirements of a custodian under Section 17(f) of the Investment Company Act of 1940, except that the term does not include Mandatory Securities Depositories.

“Foreign Assets” means any of the Portfolios’ investments (including foreign currencies) for which the primary market is outside the United States and such cash and cash equivalents as are reasonably necessary to effect the Portfolios’ transactions in such investments.

“Foreign Custody Manager” has the meaning set forth in section (a)(2) of Rule 17f-5.

“Mandatory Securities Depository” means a foreign securities depository or clearing agency that, either as a legal or practical matter, must be used if the Fund determines to place Foreign Assets in a country outside the United States (i) because required by law or regulation; (ii) because securities cannot be withdrawn from such foreign securities depository or clearing agency; or (iii) because maintaining or effecting trades in securities outside the foreign securities depository or clearing agency is not consistent with prevailing or developing custodial or market practices.

3.2.          Delegation to the Custodian as Foreign Custody Manager.  The Fund, by resolution adopted by its Board of Directors (the “Board”), hereby delegates to the Custodian, subject to Section (b) of Rule 17f-5, the responsibilities set forth in this Article 3 with respect to Foreign Assets held outside the United States, and the Custodian hereby accepts such delegation, as Foreign Custody Manager of each Portfolio.

3.3.          Countries Covered.  The Foreign Custody Manager shall be responsible for performing the delegated responsibilities defined below only with respect to the countries and custody arrangements for each such country listed on Schedule A to this Contract, which list of countries may be amended from time to time by the Fund with the agreement of the Foreign Custody Manager. The Foreign Custody Manager shall list on Schedule A the Eligible Foreign Custodians selected by the Foreign Custody Manager to maintain the assets of each Portfolio, which list of Eligible Foreign Custodians may be amended from time to time in the sole discretion of the Foreign Custody Manager. Mandatory Securities Depositories are listed on Schedule B to this Contract, which Schedule B may be amended from time to time by the Foreign Custody Manager. The Foreign Custody Manager will provide amended versions of Schedules A and B in accordance with Section 3.7 of this Article 3.

Upon the receipt by the Foreign Custody Manager of Proper Instructions to open an account, or to place or maintain Foreign Assets, in a country listed on Schedule A, and the fulfillment by the Fund of the applicable account opening requirements for such country, the Foreign Custody Manager shall be deemed to have been delegated by the Board responsibility as Foreign Custody Manager with respect to that country and to have accepted such delegation. Execution of this Amendment by the Fund shall be deemed to be a Proper Instruction to open an account, or to place or maintain Foreign Assets, in each country listed on Schedule A in which the Custodian has previously placed or currently maintains Foreign Assets pursuant to the terms of the Contract. Following the receipt of Proper Instructions directing the Foreign Custody Manager to close the account of a Portfolio with the Eligible Foreign Custodian selected by the Foreign Custody Manager in a designated country, the delegation by the Board to the Custodian as Foreign Custody Manager for that country shall be deemed to have been withdrawn and the

Custodian shall immediately cease to be the Foreign Custody Manager of the Portfolio with respect to that country.

The Foreign Custody Manager may withdraw its acceptance of delegated responsibilities with respect to a designated country upon written notice to the Fund. Thirty days (or such longer period as to which the parties agree in writing) after receipt of any such notice by the Fund, the Custodian shall have no further responsibility as Foreign Custody Manager to a Portfolio with respect to the country as to which the Custodian’s acceptance of delegation is withdrawn.

3.4.          Scope of Delegated Responsibilities.

3.4.1                        Selection of Eligible Foreign Custodians.

Subject to the provisions of this Article 3, the Foreign Custody Manager may place and maintain the Foreign Assets in the care of the Eligible Foreign Custodian selected by the Foreign Custody Manager in each country listed on Schedule A, as amended from time to time.

In performing its delegated responsibilities as Foreign Custody Manager to place or maintain Foreign Assets with an Eligible Foreign Custodian, the Foreign Custody Manager shall determine that the Foreign Assets will be subject to reasonable care, based on the standards applicable to custodians in the country in which the Foreign Assets will be held by that Eligible Foreign Custodian, after considering all factors relevant to the safekeeping of such assets, including, without limitation the factors specified in Rule 17f-5(c)(1).

3.4.2                        Contracts With Eligible Foreign Custodians.

The Foreign Custody Manager shall determine that the contract (or the rules or established practices or procedures in the case of an Eligible Foreign Custodian that is a foreign securities depository or clearing agency) governing the foreign custody arrangements with each Eligible Foreign Custodian selected by the Foreign Custody Manager will satisfy the requirements of Rule 17f-5(c)(2).

3.4.3                        Monitoring.

In each case in which the Foreign Custody Manager maintains Foreign Assets with an Eligible Foreign Custodian selected by the Foreign Custody Manager, the Foreign Custody Manager shall establish a system to monitor (i) the appropriateness of maintaining the Foreign Assets with such Eligible Foreign Custodian and (ii) the contract governing the custody arrangements established by the Foreign Custody Manager with the Eligible Foreign Custodian (or the rules or established practices and procedures in the case of an Eligible Foreign Custodian selected by the Foreign Custody Manager which is a foreign securities depository or clearing agency that is not a Mandatory Securities Depository). In the event the Foreign Custody Manager determines that the custody arrangements with an Eligible Foreign Custodian it has selected are no longer appropriate, the Foreign Custody Manager shall notify the Board in accordance with Section 3.7 hereunder.

3.5.          Guidelines for the Exercise of Delegated Authority. The Fund, on behalf of the Portfolios, and the Custodian each expressly acknowledge (i) that the Foreign Custody Manager shall not be delegated any responsibilities under this Article 3 with respect to Mandatory Securities Depositories; and (ii) the Custodian shall not be delegated and does not accept such Country Risk as is incurred by placing and maintaining the Foreign Assets in each country for which the Custodian is serving as Foreign Custody Manager of a Portfolio .

3.6.          Standard of Care as Foreign Custody Manager of a Portfolio. In performing the responsibilities delegated to it, the Foreign Custody Manager agrees to exercise reasonable care, prudence and diligence such as a person having responsibility for the safekeeping of assets of management investment companies registered under the Investment Company Act of 1940 would exercise.

3.7.          Reporting Requirements. The Foreign Custody Manager shall report the withdrawal of the Foreign Assets from an Eligible Foreign Custodian and the placement of such Foreign Assets with another Eligible Foreign Custodian by providing to the Board amended Schedules A or B at the end of the calendar quarter in which an amendment to either Schedule has occurred. The Foreign Custody Manager shall make written reports notifying the Board of any other material change in the foreign custody arrangements of the Portfolios described in this Article 3 reasonably promptly after the occurrence of the material change.

3.8.          Representations with Respect to Rule 17f-5. The Foreign Custody Manager represents to the Fund that it is a U.S. Bank as defined in section (a)(7) of Rule 17f-5.

The Fund represents to the Custodian that the Board has determined that it is reasonable for the Board to rely on the Custodian to perform the responsibilities delegated pursuant to this Contract to the Custodian as the Foreign Custody Manager of each Portfolio.

3.9.          Effective Date and Termination of the Custodian as Foreign Custody Manager. The Board’s delegation to the Custodian as Foreign Custody Manager of a Portfolio shall be effective as of the date hereof and shall remain in effect until terminated at any time, without penalty, by written notice from the terminating party to the non-terminating party. Termination will become effective thirty days after receipt by the non-terminating party of such notice except that the Fund may terminate delegation immediately in the event that the Foreign Custody Manager no longer meets the definition of a U.S. Bank set forth in Rule 17f-5(a)(7). The provisions of Section 3.3 hereof shall govern the delegation to and termination of the Custodian as Foreign Custody Manager of the Fund with respect to designated countries.

4.             Duties of the Custodian with Respect to Property of the Portfolios Held Outside the United States.

4.1.          Definitions. Capitalized terms in this Article 4 shall have the following meanings:

“Foreign Securities System” means either a clearing agency or a securities depository listed on Schedule A hereto or a Mandatory Securities Depository listed on Schedule B hereto.

“Foreign Sub-Custodian” means a foreign banking institution serving as an Eligible Foreign Custodian.

“Institutional Clients” means U.S. registered investment companies or major U.S. based commercial banks, insurance companies, pension funds or substantially similar institutions which, as a part of their ordinary business operations, purchase or sell securities and make use of global custody services.

4.2.                              Holding Securities. The Custodian shall identify on its books as belonging to the Portfolios the foreign securities held by each Foreign Sub-Custodian or Foreign Securities System. The Custodian may hold foreign securities for all of its customers, including the Portfolios, with any Foreign Sub-Custodian in an account that is identified as belonging to the Custodian for the benefit of its customers, provided however, that (1) the records of the Custodian with respect to foreign securities of the Portfolios which are maintained in such account shall identify those securities as belonging to the Portfolios and (ii), to the extent permitted and customary in the market in which the account is maintained, the Custodian shall require that securities so held by the Foreign Sub-Custodian be held separately from any assets of such Foreign Sub-Custodian or of other customers of such Foreign Sub-Custodian.

4.3.                              Foreign Securities Systems. Foreign securities shall be maintained in a Foreign Securities System in a designated country only through arrangements implemented by the Foreign Sub-Custodian in such country pursuant to the terms of this Contract.

4.4.                              Transactions in Foreign Custody Account.

4.4.1                        Delivery of Foreign Assets.

The Custodian or a Foreign Sub-Custodian shall release and deliver foreign securities of a Portfolio held by such Foreign Sub-Custodian, or in a Foreign Securities System account, only upon receipt of Proper Instructions, which may be continuing instructions when deemed appropriate by the parties, and only in the following cases:

(i)                                     upon the sale of such Foreign Assets for the Portfolio in accordance with commercially reasonable market practice in the country where such Foreign Assets are held or traded, including, without limitation: (a) delivery against expectation of receiving later payment; or (b) in the case of a sale effected through a Foreign Securities System, in accordance with the rules governing the operation of the Foreign Securities System;

(ii)                                  in connection with any repurchase agreement related to foreign securities;

(iii)                               to the depository agent in connection with tender or other similar offers for Foreign Assets of the Portfolio;

(iv)                              to the issuer thereof or its agent when such Foreign Assets are called, redeemed, retired or otherwise become payable;

(v)                                 to the issuer thereof, or its agent, for transfer into the name of the Custodian (or the name of the respective Foreign Sub-Custodian or of any nominee of the Custodian or such Foreign Sub-Custodian) or for exchange for a different number of bonds, certificates or other evidence representing the same aggregate face amount or number of units;

(vi)                              to brokers, clearing banks or other clearing agents for examination or trade execution in accordance with market custom generally accepted by Institutional Clients; provided that in any such case the Foreign Sub-Custodian shall have no responsibility or liability for any Ioss arising from the delivery of such securities prior to receiving payment for such securities except as may arise from the Foreign Sub-Custodian’s own negligence or willful misconduct;

(vii)                           for exchange or conversion pursuant to any plan of merger, consolidation, recapitalization, reorganization or readjustment of the securities of the issuer of such securities, or pursuant to provisions for conversion contained in such securities, or pursuant to any deposit agreement;

(viii)                        in the case of warrants, rights or similar foreign securities, the surrender thereof in the exercise of such warrants, rights or similar securities or the surrender of interim receipts or temporary securities for definitive securities;

(ix)                                for delivery as security in connection with any borrowing by the Fund requiring a pledge of assets by the Portfolio;

(x)                                   in connection with trading in options and futures contracts, including delivery as original margin and variation margin;

(xi)                                in connection with the lending of Foreign Assets; and

(xii)                             for any other proper purpose, but only upon receipt of Proper Instructions specifying the Foreign Assets to be delivered, setting forth the purpose for which such delivery is to be made, declaring such purpose to be a proper corporate purpose, and naming the person or persons to whom delivery of such Assets shall be made.

4.4.2                        Payment of Portfolio Monies.

Upon receipt of Proper Instructions, which may be continuing instructions when deemed appropriate by the parties, the Custodian shall pay out, or direct the respective Foreign Sub-Custodian or the respective Foreign Securities System to pay out, monies of a Portfolio in the following cases only:

(i)                                     upon the purchase of foreign securities for the Portfolio, unless otherwise directed by Proper Instructions, by (a) delivering money to the seller thereof or to a dealer therefor (or an agent for such seller or dealer) against expectation of receiving later delivery of such foreign securities; or (b) in the case of a purchase effected through a Foreign Securities System, in accordance with the rules governing the operation of such Foreign Securities System;

(ii)                                  in connection with the conversion, exchange or surrender of Foreign Assets of the Portfolio;

(iii)                               for the payment of any expense or liability of the Portfolio including but not limited to the following payments: interest, taxes, investment advisory fees, transfer agency fees, fees under this Contract, legal fees, accounting fees, and other operating expenses;

(iv)                              for the purchase or sale of foreign exchange or foreign exchange contracts for the Portfolio, including transactions executed with or through the Custodian or its Foreign Sub-Custodians;

(v)                                 in connection with trading in options and futures contracts, including delivery as original margin and variation margin;

(vi)                              in connection with the borrowing or lending of foreign securities; and

(vii)                           for any other proper purpose, but only upon receipt of Proper Instructions specifying the amount of such payment, setting forth the purpose for which such payment is to be made, declaring such purpose to be a proper corporate purpose, and naming the person or persons to whom such payment is to be made.

4.4.3                        Market Conditions; Market Information.

Notwithstanding any provision of this Contract to the contrary, settlement and payment for Foreign Assets received for the account of a Portfolio and delivery of Foreign Assets maintained for the account of a Portfolio may be effected in accordance with the customary established securities trading or processing practices and procedures in the country or market in which the transaction occurs generally accepted by Institutional Clients, including, without limitation, delivering Foreign Assets to the purchaser thereof or to a dealer therefor (or an agent for such purchaser or dealer) with the expectation of receiving later payment for such Foreign Assets from such purchaser or dealer.

The Custodian shall provide to the Board the information with respect to custody and settlement practices in countries in which the Custodian employs a Foreign Sub-Custodian, including without limitation information relating to Foreign Securities Systems, described on Schedule C hereto at the time or times set forth on such Schedule. The Custodian may revise Schedule C from time to time, provided that no such revision shall result in the Board being provided with substantively less information than had been previously provided hereunder.

4.5.                              Registration of Foreign Securities. The foreign securities maintained in the custody of a Foreign Custodian (other than bearer securities) shall be registered in the name of the Fund (on behalf of the applicable Portfolio) or in the name of the Custodian or in the name of any Foreign Sub-Custodian or in the name of any nominee of the foregoing, and the Fund agrees to hold any such nominee harmless from any liability as a holder of record of such foreign securities. The Custodian or a Foreign Sub-Custodian shall not be obligated to accept securities on behalf of the Fund (on behalf of the applicable Portfolio) under the terms of this Contract unless the form of such securities and the manner in which they are delivered are in accordance with reasonable market practice.

4.6.                              Bank Accounts. The Custodian shall identify on its books as belonging to a Portfolio cash (including cash denominated in foreign currencies) deposited with the Custodian. Where the Custodian is unable to maintain, or market practice does not facilitate the maintenance of, cash on the books of the Custodian, a bank account or bank accounts opened and maintained outside the United States on behalf of a Portfolio with a Foreign Sub-Custodian shall be subject only to draft or order by the Custodian or such Foreign Sub-Custodian, acting pursuant to the terms of this Contract to hold cash received by or from or for the account of the Portfolio.

4.7.                              Collection of Income. The Custodian shall use reasonable commercial efforts to collect all income and other payments with respect to the Foreign Assets held hereunder to which a Portfolio shall be entitled and shall credit such income, as collected, to the Portfolio. In the event that extraordinary measures are required to collect such income, the Fund and the Custodian shall consult as to such measures and as to the compensation and expenses of the Custodian relating to such measures.

4.8.                              Shareholder Rights. With respect to the foreign securities held under this Article 4, the Custodian will use reasonable commercial efforts to facilitate the exercise of voting and other shareholder rights, subject always to the laws, regulations and practical constraints that may exist in the country where such securities are issued. The Fund acknowledges that local conditions, including lack of regulation, onerous procedural obligations, lack of notice and other factors may have the effect of severely limiting the ability of the Fund to exercise shareholder rights.

4.9.                              Communications Relating to Foreign Securities. The Custodian shall transmit promptly to the Fund written information (including, without limitation, pendency of calls and maturities of foreign securities and expirations of rights in connection therewith) received by the Custodian via the Foreign Sub-Custodians from issuers of the foreign securities being held for the account of a Portfolio. With respect to tender or exchange offers, the Custodian shall transmit promptly to the Fund written information so received by the Custodian from issuers of the foreign securities whose tender or exchange is sought or from the party (or its agents) making the tender or exchange offer. The Custodian shall not be liable for any untimely exercise of any tender, exchange or other right or power in connection with foreign securities or other property of the Portfolio at any time held by it unless (i) the Custodian or the respective Foreign Sub-Custodian is in actual possession of such foreign securities or property and (ii) the Custodian receives Proper Instructions with regard to the exercise of any such right or power, and both (i) and (ii) occur at least three business days prior to the date on which the Custodian is to take action to exercise such right or power.

4.10.                        Liability of Foreign Sub-Custodians and Foreign Securities Systems. Each agreement pursuant to which the Custodian employs a Foreign Sub-Custodian shall, to the extent possible, require the Foreign Sub-Custodian to exercise reasonable care in the performance of its duties and, to the extent possible, to indemnify, and hold harmless, the Custodian from and against any loss, damage, cost, expense, liability or claim arising out of or in connection with such Foreign Sub-Custodian’s performance of such obligations. At the election of the Fund, the Fund shall be entitled to be subrogated to the rights of the Custodian with respect to any claims against a Foreign Sub-Custodian as a consequence of any such loss, damage, cost, expense, liability or claim if and to the extent that the Fund and any applicable Portfolio has not been made whole for any such loss, damage, cost, expense, liability or claim.

4.11.                        Tax Law. The Custodian shall have no responsibility or liability for any obligations now or hereafter imposed on the Fund or the Custodian as custodian of the Portfolios by the tax law of the United States or of any state or political subdivision thereof. It shall be the responsibility of the Fund to notify the Custodian of the obligations imposed on the Fund with respect to the Portfolios or the Custodian as custodian of such Portfolios by the tax law of countries other than those mentioned in the above sentence, including responsibility for withholding and other taxes, assessments or other governmental charges, certifications and governmental reporting. The sole responsibility of the Custodian with regard to such tax law shall be to use reasonable efforts to assist the Fund with respect to any claim for exemption or refund under the tax law of countries for which the Fund has provided such information.

4.12.                        Conflict. If the Custodian is delegated the responsibilities of Foreign Custody Manager pursuant to the terms of Article 3 hereof, in the event of any conflict between the provisions of Articles 3 and 4 hereof, the provisions of Article 3 shall prevail.

5.                                       Payments for Sales or Repurchases or Redemptions of Shares of the Fund.

The Custodian shall receive from the distributor for the Shares or from the Transfer Agent of the Fund and deposit into the account of the appropriate Portfolio such payments as are received for Shares of that Portfolio issued or sold from time to time by the Fund. The Custodian will provide timely notification to the Fund on behalf of each such Portfolio and the Transfer Agent of any receipt by it of payments for Shares of such Portfolio.

From such funds as may be available for the purpose but subject to the limitations of the Articles of Incorporation and By-Laws and any applicable votes of the Board of Directors of the Fund pursuant thereto, the Custodian shall, upon receipt of instructions from the Transfer Agent, make funds available, for payment to holders of Shares who have delivered to the Transfer Agent a request for redemption or repurchase of their Shares. In connection with the redemption or repurchase of Shares of a Portfolio, the Custodian is authorized upon receipt of instructions from the Transfer Agent to wire funds to or through a commercial bank designated by the redeeming shareholders. In connection with the redemption or repurchase of Shares of the Fund, the Custodian shall honor checks drawn on the Custodian by a holder of Shares, which such checks have been furnished by the Fund to the holder of Shares, when presented to the Custodian in accordance with such procedures and controls as are mutually agreed upon from time to time between the Fund and the Custodian.

6.                                       Proper Instructions.

Proper Instructions as used throughout this Contract means a writing signed or initialed by one or more person or persons as the Board of Directors shall have from time to time authorized. Each such writing shall set forth the specific transaction or type of transaction involved, including a specific statement of the purpose for which such action is requested. Oral instructions will be considered Proper Instructions if the Custodian reasonably believes them to have been given by a person authorized to give such instructions with respect to the transaction involved. The Fund shall cause all oral instructions to be confirmed in writing. Proper Instructions may include communications effected directly between electro-mechanical or electronic devices provided that the Fund and the Custodian agree to security procedures, including but not limited to, the security procedures selected by the Fund in the Funds Transfer Addendum attached hereto. For purposes of this Article, Proper Instructions shall include instructions received by the Custodian pursuant to any three-party agreement which requires a segregated asset account in accordance with Section 2.10.

7.                                       Actions Permitted without Express Authority.

The Custodian may in its discretion, without express authority from the Fund on behalf of each applicable Portfolio:

(1)                                  surrender securities in temporary form for securities in definitive form;

(2)                                  endorse for collection, in the name of the Portfolio, checks, drafts and other negotiable instruments; and

(3)                                  in general, attend to all non-discretionary details in connection with the sale, exchange, substitution, purchase, transfer and other dealings with the securities and property of the Portfolio except as otherwise directed by the Board of Directors of the Fund.

8.                                       Evidence of Authority.

The Custodian shall be protected in acting upon any instructions, notice, request, consent, certificate or other instrument or paper believed by it to be genuine and to have been properly executed by or on behalf of the Fund. The Custodian may receive and accept a copy of a resolution certified by the Secretary or an Assistant Secretary of the Fund (“Certified Resolution”) as conclusive evidence (a) of the authority of any person to act in accordance with such resolution or (b) of any determination or of any action by the Board of Directors pursuant to the Articles of Incorporation as described in such resolution, and such resolution may be considered as in full force and effect until receipt by the Custodian of written notice to the contrary.

9.                                       Duties of Custodian with Respect to the Books of Account and Calculation of Net Asset Value and Net Income.

The Custodian shall cooperate with and supply necessary information to the entity or entities appointed by the Board of Directors of the Fund to keep the books of account of each Portfolio and/or compute the net asset value per share of the outstanding shares of each Portfolio or, if directed in writing to do so by the Fund on behalf of the Portfolio, shall itself keep such books of account and/or compute such net asset value per share. If so directed, the Custodian shall also calculate daily the net income of the Portfolio as described in the Fund’s currently effective prospectus related to such Portfolio and shall advise the Fund and the Transfer Agent daily of the total amounts of such net income and, if instructed in writing by an officer of the Fund to do so, shall advise the Transfer Agent periodically of the division of such net income among its various components. The calculations of the net asset value per share and the daily income of each Portfolio shall be made at the time or times described from time to time in the Fund’s currently effective prospectus related to such Portfolio.

10.                                 Records.

The Custodian shall with respect to each Portfolio create and maintain all records relating to its activities and obligations under this Contract in such manner as will meet the obligations of the Fund under the Investment Company Act of 1940, with particular attention to Section 31 thereof and Rules 31 a-1 and 31 a-2 thereunder. All such records shall be the property of the Fund and shall at all times during the regular business hours of the Custodian be open for inspection by duly authorized officers, employees or agents of the Fund and employees and agents of the Securities and Exchange Commission. The Custodian shall, at the Fund’s request, supply the Fund with a tabulation of securities owned by each Portfolio and held by the Custodian and shall, when requested to do so by the Fund and for such compensation as shall be agreed upon between the Fund and the Custodian, include certificate numbers in such tabulations.

11.                                 Opinion of Fund’s Independent Accountant.

The Custodian shall take all reasonable action, as the Fund on behalf of each applicable Portfolio may from time to time request, to obtain from year to year favorable opinions from the Fund’s independent accountants with respect to its activities hereunder in connection with the preparation of the Fund’s Form N-1A, and Form N-SAR or other annual reports to the Securities and Exchange Commission and with respect to any other requirements of such Commission.

12.                                 Reports to Fund by Independent Public Accountants.

The Custodian shall provide the Fund, on behalf of each of the Portfolios at such times as the Fund may reasonably require, with reports by independent public accountants on the accounting system, internal accounting control and procedures for safeguarding securities, futures contracts and options on futures contracts, including securities deposited and/or maintained in a U.S. Securities System, relating to the services provided by the Custodian under this Contract; such reports, shall be of sufficient scope and in sufficient detail, as may reasonably be required by the Fund to provide reasonable assurance that any material inadequacies would be disclosed by such examination, and, if there are no such inadequacies, the reports shall so state.

13.                                 Compensation of Custodian.

The Custodian shall be entitled to reasonable compensation for its services and expenses as Custodian, as agreed upon from time to time between the Fund on behalf of each applicable Portfolio and the Custodian.

14.                                 Responsibility of Custodian.

So long as and to the extent that it is in the exercise of reasonable care, the Custodian shall not be responsible for the title, validity or genuineness of any property or evidence of title thereto received by it or delivered by it pursuant to this Contract and shall be held harmless in acting upon any notice, request, consent, certificate or other instrument reasonably believed by it to be genuine and to be signed by the proper party or parties including any futures commission merchant acting pursuant to the terms of a three-party futures or options agreement. The Custodian shall exercise the standard of care observed by a professional custodian engaged in the banking or trust company industry who has professional expertise in financial and securities processing transactions and custody, but shall be kept indemnified by and shall be without liability to the Fund for any action taken or omitted by it in good faith without negligence. It shall be entitled to rely on and may act upon advice of Fund counsel on all matters, and shall be without liability for any action reasonably taken or omitted pursuant to such advice.

The Custodian shall be without liability to the Fund and the Portfolios for any loss, liability, claim or expense resulting from or cause by anything which is (A) part of Country Risk (as defined in Article 3 hereof), including without limitation nationalization, expropriation, currency restrictions, or acts of war or terrorism or (B) part of the “prevailing country risk” of the Fund and the Portfolios, as such term is used in SEC Release Nos. IC-22658; IS-1080 (May 12, 1997) or as such term or other similar terms are now or in the future interpreted by the SEC or by the staff of the Division of Investment Management of the SEC.

If the Fund on behalf of a Portfolio requires the Custodian to take any action with respect to securities, which action involves the payment of money or which action may, in the opinion of the Custodian, result in the Custodian or its nominee assigned to the Fund or the Portfolios being liable for the payment of money or incurring liability of some other form, the Fund on behalf of the Portfolios, as a prerequisite to requiring the Custodian to take such action, shall provide indemnity to the Custodian in an amount and form satisfactory to it.

If the Fund requires the Custodian to advance cash or securities for any purpose except such as may arise from its or its nominee’s own negligent action, negligent failure to act or willful misconduct, any property at any time held for the account of the Fund shall be security therefor and should the Fund fail to repay the Custodian promptly, the Custodian shall be entitled to debit the custodial account to the extent necessary to obtain reimbursement for cash or securities advanced at the Fund’s request for the purpose of purchasing securities. The Custodian is to promptly notify the Fund of any such debits.

15.                                 Effective Period, Termination and Amendment.

This Contract shall become effective as of its execution shall continue in full force and effect until terminated as hereinafter provided, may be amended at any time by mutual agreement of the parties hereto and may be terminated by either party by an instrument in writing delivered or mailed, postage prepaid to the other party, such termination to take effect not sooner than thirty (30) days after the date of such delivery or mailing; provided, however, that the Fund shall not amend or terminate this Contract in contravention of any applicable federal or state regulations, or any provision of the Articles of Incorporation, and further provided, that the Fund on behalf of one or more of the Portfolios may at any time by action of its Board of Directors (i) substitute another bank or trust company for the Custodian by giving notice as described above to the Custodian, or (ii) immediately terminate this Contract in the event of the appointment of a conservator or receiver for the Custodian by the Comptroller of the Currency or upon the happening of a like event at the direction of an appropriate regulatory agency or court of competency jurisdiction.

Upon termination of the Contract, the Fund on behalf of each applicable Portfolio shall pay to the Custodian such compensation as may be due as of the date of such termination and shall likewise reimburse the Custodian for its costs, expenses and disbursements.

16.                                 Successor Custodian.

If a successor custodian for the Fund, of one or more of the Portfolios shall be appointed by the Board of Directors of the Fund, the Custodian shall, upon termination, deliver to such successor at the office of the Custodian, duly endorsed and in the form for transfer, all securities of each applicable Portfolio then held by it hereunder and shall transfer to an account of the successor custodian all of the securities of each such Portfolio held in a Securities System.

If no such successor custodian shall be appointed, the Custodian shall, in like manner, upon receipt of a certified copy of a vote of the Board of Directors of the Fund, deliver at the office of the Custodian and transfer such securities, funds and other properties in accordance with such vote.

In the event that no written order designating a successor custodian or certified copy of a vote of the Board of Directors shall have been delivered to the Custodian on or before the date when such termination shall become effective, then the Custodian shall have the right to deliver to a bank or trust company, which is a “bank” as defined in the Investment Company Act of 1940, doing business in Boston, Massachusetts, of its own selection, having an aggregate capital, surplus, and undivided profits, as shown by its last published report, of not less than $25,000,000, all securities, funds and other properties held by the Custodian on behalf of each applicable Portfolio and all instruments held by the Custodian relative thereto and all other property held by the Custodian relative thereto and all other property held by it under this Contract on behalf of each applicable Portfolio and to transfer to an account of such successor custodian all of the securities of each such Portfolio held in any Securities System. Thereafter, such bank or trust company shall be the successor of the Custodian under this Contract.

In the event that securities, funds and other properties remain in the possession of the Custodian after the date of termination hereof owing to failure of the Fund to procure the certified copy of the vote referred to or of the Board of Directors to appoint a successor custodian, the Custodian shall be entitled to fair compensation for its services during such period as the Custodian retains possession of such securities, funds and other properties and the provisions of this Contract relating to the duties and obligations of the Custodian shall remain in full force and effect.

17.                                 Interpretive and Additional Provisions.

In connection with the operation of this Contract, the Custodian and the Fund on behalf of each of the Portfolios, may from time to time agree on such provisions interpretive of or in addition to the provisions of this Contract as may in their joint opinion be consistent with the general tenor of this Contract. Any such interpretive or additional provisions shall be in a writing signed by both parties and shall be annexed hereto, provided that no such interpretive or additional provisions shall contravene any applicable federal or state regulations or any provision of the Articles of Incorporation of the Fund. No interpretive or additional provisions made as provided in the preceding sentence shall be deemed to be an amendment of this Contract.

18.                                 Additional Funds.

In the event that the Fund establishes one or more series of Shares in addition to The Guardian Stock Fund, The Guardian VC Asset Allocation Fund, The Guardian VC High Yield Bond Fund and The Guardian VC 500 Index Fund with respect to which it desires to have the Custodian render services as custodian under the terms hereof, it shall so notify the Custodian in writing, and if the Custodian agrees in writing to provide such services, such series of Shares shall become a Portfolio hereunder.

19.                                 Massachusetts Law to Apply.

This Contract shall be construed and the provisions thereof interpreted under and in accordance with laws of The Commonwealth of Massachusetts.

20.                                 Severability.

If any provision of this Contract shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Contract shall not be affected thereby.

21.                                 Limitation of Liability of the Directors and Shareholders.

A copy of the Articles of Incorporation of the Corporation is on file with State Department of Assessments and Taxation of the State of Maryland, and notice is hereby given that this instrument is executed on behalf of the Directors of the Corporation as Directors and not individually and that the obligations of this instrument are not binding upon any of the Directors or Shareholders individually but are binding only upon the assets and property of the Fund.

22.                                 Prior Contracts.

This Contract supersedes and terminates, as of the date hereof, all prior contracts between the Fund on behalf of each of the Portfolios and the Custodian relating to the custody of the Fund’s assets.

23.                                 Data Access Services Addendum.

The Custodian and the Fund agree to be bound by the terms of the Data Access Services Addendum attached hereto.

24.                                 Shareholder Communications.

Securities and Exchange Commission Rule 14b-2 requires banks which hold securities for the account of customers to respond to requests by issuers of securities for the names, addresses and holdings of beneficial owners of securities of that issuer held by the bank unless the beneficial owner has expressly objected to disclosure of this information. In order to comply with the rule, we need you to indicate whether you authorize us to provide your name, address, and share position to requesting companies whose stock you own. If you tell us “no”, we will not provide this information to requesting companies. If you tell us “yes” or do not check either “yes” or “no” below, we are required by the rule to treat you as consenting to disclosure of this information for all securities owned by you or any funds or accounts established by you. For your protection, the Rule prohibits the requesting company from using your name and address for any purpose other than corporate communications. Please indicate below whether you consent or object by checking one of the alternatives below.

YES ☐	You are authorized to release our name, address, and share positions.

NO ☐	You are not authorized to release our name, address, and share positions.

IN WITNESS WHEREOF, each of the parties has caused this instrument to be executed in its name and behalf by its duly authorized representative and its seal to be hereunder affixed as of September 7, 1999.

THE GUARDIAN VARIABLE CONTRACT		FUND SIGNATURE ATTESTED TO BY:
FUNDS, INC.

By:	/s/ Frank J. Jones	By:	/s/ Lori Bostrom

Name: Frank J. Jones		Name: Lori Bostrom

Title: President		Title: Counsel, The Guardian Life
Insurance Company of America

STATE STREET BANK AND TRUST		SIGNATURE ATTESTED TO BY:
COMPANY

By:	/s/ Ronald E. Logue	By:	/s/ Marc L. Parsons

Name:	Ronald E. Logue	Name:	Marc L. Parsons

Title:	Vice Chairman	Title:	Asst. V.P./Assoc. Counsel

SCHEDULE A

STATE STREET

GLOBAL CUSTODY NETWORK

SUBCUSTODIANS AND NON-MANDATORY DEPOSITORIES

Country	Subcustodian	Non-Mandatory Depositories

Argentina	Citibank, N.A.	—

Australia	Westpac Banking Corporation	—

Austria	Erste Bank der Oesterreichischen Sparkassen AG	—

Bahrain	HSBC Bank Middle East (as delegate of The Hongkong and Shanghai Banking Corporation Limited)	—

Bangladesh	Standard Chartered Bank	—

Belgium	Fortis Bank NV/S.A.	—

Bermuda	The Bank of Bermuda Limited	—

Bolivia	Citibank, N. A.	—

Botswana	Barclays Bank of Botswana Limited	—

Brazil	Citibank, N. A.	—

Bulgaria	ING Bank N.V.	—

Canada	State Street Trust Company Canada	—

Chile	Citibank, N.A.	—

People’s Republic of China	The Hongkong and Shanghai Banking Corporation Limited, Shanghai and Shenzhen branches	—

1

Country	Subcustodian	Non-Mandatory Depositories

Colombia	Cititrust Colombia S.A. Sociedad Fiduciaria	—

Costa Rica	Banco BCT S.A.	—

Croatia	Privredna Banka Zagreb d.d	—

Cyprus	The Cyprus Popular Bank Ltd.	—

Czech Republic	Ceskoslovenska Obchodnf Banka, A.S.	—

Denmark	Den Danske Bank	—

Ecuador	Citibank, N.A.	—

Egypt	Egyptian British Bank (as delegate of The Hongkong and Shanghai Banking Corporation Limited)	—

Estonia	Hansabank	—

Finland	Merita Bank Plc.	—

France	Paribas, S.A.	—

Germany	Dresdner Bank AG	—

Ghana	Barclays Bank of Ghana Limited	—

Greece	National Bank of Greece S.A.	Bank of Greece, System for Monitoring Transactions in Securities in Book-Entry Form

Hong Kong	Standard Chartered Bank	—

2

Country	Subcustodian	Non-Mandatory Depositories

Hungary	Citibank Rt.	—

Iceland	Icebank Ltd.	—

India	Deutsche Bank AG	—

	The Hongkong and Shanghai Banking Corporation Limited	—

Indonesia	Standard Chartered Bank	—

Ireland	Bank of Ireland	—

Israel	Bank Hapoalim B.M.	—

Italy	Paribas, S.A.	—

Ivory Coast	Société Générale de Banques en Côte d’Ivoire	—

Jamaica	Scotiabank Jamaica Trust and Merchant Bank Limited	—

Japan	The Fuji Bank, Limited	Japan Securities Depository Center (JASDEC)

The Sumitomo Bank, Limited

Jordan	HSBC Bank Middle East (as delegate of The Hongkong and Shanghai Banking Corporation Limited)	—

Kenya	Barclays Bank of Kenya Limited

Republic of Korea	The Hongkong and Shanghai Banking Corporation Limited

3

Country	Subcustodian	Non-Mandatory Depositories

Latvia	A/s Hansabank	—

Lebanon	HSBC Bank Middle East (as delegate of The Hongkong and Shanghai Banking Corporation Limited)

Lithuania	Vilniaus Bankas AB	—

Malaysia	Standard Chartered Bank Malaysia Berhad	—

Mauritius	The Hongkong and Shanghai Banking Corporation Limited	—

Mexico	Citibank Mexico, S.A.	—

Morocco	Banque Commerciale du Maroc	—

Namibia	(via) Standard Bank of South Africa	—

The Netherlands	MeesPierson N.V.	—

New Zealand	ANZ Banking Group (New Zealand) Limited	—

Norway	Christiania Bank og Kreditkasse ASA	—

Oman	HSBC Bank Middle East (as delegate of The Hongkong and Shanghai Banking Corporation Limited)	—

Pakistan	Deutsche Bank AG	—

Palestine	HSBC Bank Middle East (as delegate of The Hongkong and Shanghai Banking Corporation Limited)	—

Peru	Citibank, N.A.	—

4

Country	Subcustodian	Non-Mandatory Depositories

Philippines	Standard Chartered Bank	—

Poland	Citibank (Poland) S.A.	—

Portugal	Banco Comercial Portugues	—

Qatar	HSBC Bank Middle East	—

Romania	ING Bank N.V.	—

Russia	Credit Suisse First Boston AO, Moscow (as delegate of Credit Suisse First Boston, Zurich)	—

Singapore	The Development Bank of Singapore Limited	—

Slovak Republic	Ceskoslovenská Obchodni Banka, A.S.	—

Slovenia	Bank Austria d.d.	—

South Africa	Standard Bank of South Africa Limited	—

Spain	Banco Santander Central Hispano, S.A.	—

Sri Lanka	The Hongkong and Shanghai Banking Corporation Limited	—

Swaziland	Standard Bank Swaziland Limited	—

Sweden	Skandinaviska Enskilda Banken	—

Switzerland	UBS AG	—

5

Country	Subcustodian	Non-Mandatory Depositories

Taiwan – R.O.C.	Central Trust of China	—

Thailand	Standard Chartered Bank	—

Trinidad & Tobago	Republic Bank Limited	—

Tunisia	Banque Internationale Arabe de Tunisie	—

Turkey	Citibank, N.A.	—

Ukraine	ING Bank Ukraine	—

United Kingdom	State Street Bank and Trust Company, London Branch	—

Uruguay	BankBoston N.A.	—

Venezuela	Citibank, N.A.	—

Vietnam	The Hongkong and Shanghai Banking Corporation Limited	—

Zambia	Barclays Bank of Zambia Limited	—

Zimbabwe	Barclays Bank of Zimbabwe Limited	—

Euroclear (The Euroclear System)/State Street London Limited

Cedelbank S.A. (Cedel Bank, socibtd anonyme)/State Street London Limited

INTERSETTLE (for EASDAQ Securities)

6

SCHEDULE B

STATE STREET

GLOBAL CUSTODY NETWORK

MANDATORY* DEPOSITORIES

Country	Mandatory Depositories

Argentina	Caja de Valores S.A.

Australia	Austraclear Limited

Reserve Bank Information and Transfer System

Austria	Oesterreichische Kontrollbank AG (Wertpapiersammelbank Division)

Belgium	Caisse Interprofessionnelle de Depots et de Virements de Titres S.A.

Banque Nationale de Belgique

Brazil	Companhia Brasileira de Liquidação e Custódia

Bulgaria	Central Depository AD

Bulgarian National Bank

Canada	Canadian Depository for Securities Limited

Chile	Depósito Central de Valores S.A.

People’s Republic of China	Shanghai Securities Central Clearing & Registration Corporation

Shenzhen Securities Clearing Co., Ltd.

Colombia	Depósito Centralizado de Valores

Costa Rica	Central de Valores S.A.

1

Country	Mandatory Depositories

Croatia	Ministry of Finance National Bank of Croatia Sreditnja Depozitarna Agencija

Czech Republic	Stredisko cennych papirb

Czech National Bank

Denmark	Værdipapircentralen (Danish Securities Center)

Egypt	Misr Company for Clearing, Settlement, and Depository

Estonia	Eesti Väärtpaberite Keskdepositoorium

Finland	Finnish Central Securities Depository

France	Société Interprofessionnelle pour la Compensation des Valeurs Mobilieres

Germany	Deutsche Börse Clearing AG

Greece	Central Securities Depository (Apothetirion Titlon AE)

Hong Kong	Central Clearing and Settlement System

Central Moneymarkets Unit

Hungary	Központi Elszámolóhás z és Értéktár (Budapest) Rt. (KELER) [Mandatory for Gov’t Bonds and dematerialized equities only; SSB does not use for other securities]

India	The National Securities Depository Limited Reserve Bank of India

*Mandatory depositories include entities for which use is mandatory as a matter of law or effectively mandatory as a matter of market practice.

2

Country	Mandatory Depositories

Indonesia	Bank Indonesia

PT Kustodian Sentral Efek Indonesia

Ireland	Central Bank of Ireland Securities Settlement Office

Israel	Tel Aviv Stock Exchange Clearing House Ltd. (TASE Clearinghouse)

Bank of Israel (As part of the TASE Clearinghouse system)

Italy	Monte Titoli S.p.A.

Banca d’Italia

Ivory Coast	Depositaire Central - Banque de Règlement

Jamaica	Jamaica Central Securities Depository

Japan	Bank of Japan Net System

Kenya	Central Bank of Kenya

Republic of Korea	Korea Securities Depository Corporation

Latvia	Latvian Central Depository

Lebanon	Custodian and Clearing Center of Financial Instruments for Lebanon and the Middle East (MIDCLEAR) S.A.L.

The Central Bank of Lebanon

*Mandatory depositories include entities for which use is mandatory as a matter of law or effectively mandatory as a matter of market practice.

3

Country	Mandatory Depositories

Lithuania	Central Securities Depository of Lithuania

Malaysia	Malaysian Central Depository Sdn. Bhd.

Bank Negara Malaysia, Scripless Securities Trading and Safekeeping System

Mauritius	Central Depository & Settlement Co. Ltd.

Mexico	S.D. INDEVAL (Instituto para el DepOsito de Valores)

Morocco	Maroclear

The Netherlands	Nederlands Centraal Instituut voor Giraal Effectenverkeer B.V. (NECIGEF)

New Zealand	New Zealand Central Securities Depository Limited

Norway	Verdipapirsentralen (the Norwegian Central Registry of Securities)

Oman	Muscat Securities Market Depository & Securities Registration Company

Pakistan	Central Depository Company of Pakistan Limited

State Bank of Pakistan

Palestine	The Palestine Stock Exchange

Peru	Caja de Valores y Liquidaciones CAVALI ICLV S.A.

Philippines	Philippines Central Depository, Inc.

*Mandatory depositories include entities for which use is mandatory as a matter of law or effectively mandatory as a matter of market practice.

4

Country	Mandatory Depositories

Registry of Scripless Securities (ROSS) of the Bureau of Treasury

Poland	National Depository of Securities (Krajowy Depozyt Papierbw Wartosciowych SA)

Central Treasury Bills Registrar

Portugal	Central de Valores Mobilidrios

Qatar	Doha Securities Market

Romania	National Securities Clearing, Settlement and Depository Company

Bucharest Stock Exchange Registry Division

National Bank of Romania

Singapore	Central Depository (Pte) Limited

Monetary Authority of Singapore

Slovak Republic	Stredisko cennych papierov SR Bratislava, a.s.

National Bank of Slovakia

Slovenia	Klirinsko Depotna Druzba d.d.

South Africa	The Central Depository Limited

Spain	Servicio de Compensation y Liquidation de Valores, S.A.

*Mandatory depositories include entities for which use is mandatory as a matter of law or effectively mandatory as a matter of market practice.

5

Country	Mandatory Depositories

Banco de España, Central de Anotaciones en Cuenta

Sri Lanka	Central Depository System (Pvt) Limited

Sweden	Värdepapperscentralen VPC AB (the Swedish Central Securities Depository)

Switzerland	SIS - Segalntersettle

Taiwan – R.O.C.	Taiwan Securities Central Depository Co., Ltd.

Thailand	Thailand Securities Depository Company Limited

Tunisia	Société Tunisienne Interprofessionelle pour la Compensation et de Dépôts de Valeurs Mobilières

Turkey	Takas ve Saklama Bankasi A. (TAKASBANK)

Central Bank of Turkey Ukraine

Ukraine	National Bank of Ukraine

United Kingdom	The Bank of England, The Central Gifts Office and The Central Moneymarkets Office

Venezuela	Central Bank of Venezuela

Zambia	LuSE Central Shares Depository Limited Bank of Zambia

*Mandatory depositories include entities for which use is mandatory as a matter of law or effectively mandatory as a matter of market practice.

6

SCHEDULE C

MARKET INFORMATION

Publication/Type of Information (Frequency)	Brief Description

The Guide to Custody in World Markets (annually)	An overview of safekeeping and settlement practices and procedures in each market in which State Street Bank and Trust Company offers custodial services.

Global Custody Network Review (annually)

Information relating to the operating history and structure of depositories and subcustodians located in the markets in which State Street Bank and Trust Company offers custodial services, including transnational depositories.

Global Legal Survey (annually)

With respect to each market in which State Street Bank and Trust Company offers custodial services, opinions relating to whether local law restricts (i) access of a fund’s independent public accountants to books and records of a Foreign Sub-Custodian or Foreign Securities System, (ii) the Fund’s ability to recover in the event of bankruptcy or insolvency of a Foreign Sub-Custodian or Foreign Securities System, (iii) the Fund’s ability to recover in the event of a loss by a Foreign Sub-Custodian or Foreign Securities System, and (iv) the ability of a foreign investor to convert cash and cash equivalents to U.S. dollars.

Subcostodian Agreements (annually)

Copies of the subcustodian contracts State Street Bank and Trust Company has entered into with each subcustodian in the markets in which State Street Bank and Trust Company offers subcustody services to its US mutual fund clients.

Network Bulletins (weekly):	Developments of interest to investors in the markets in which State Street Bank and Trust Company offers custodial services.

Foreign Custody Advisories (as necessary):

With respect to markets in which State Street Bank and Trust Company offers custodial services which exhibit special custody risks, developments which may impact State Street’s ability to deliver expected levels of service.

November 15, 2000

The Guardian Variable Contract Funds, Inc.
7 Hanover Square
New York, New York 10004
Attention: Frank L. Pepe, Vice President

Re:  Remote Access Services

Dear Customer:

State Street Bank and Trust Company, including its subsidiaries and affiliates (“State Street”), has developed and utilizes proprietary accounting and other systems in conjunction with the custodian services which we provide to you (hereinafter sometimes referred to as the “Customer”). In this regard, we maintain certain information in databases under our control and ownership which we make available to our customers (the “Remote Access Services”).

The Services

State Street agrees to provide you and your designated investment advisors, consultants or other third parties, each such designee having been authorized by State Street, informed by you of the terms of this Agreement and whose compliance herewith shall be your responsibility (“Authorized Designees”) with access to In -Sights”‘ as described in Exhibit A or such other systems as may be offered from time to time (the “System”) on a remote basis.

Security Procedures

You agree to comply, and to cause your Authorized Designees to comply, with remote access operating standards and procedures and with user identification or other password control requirements and other security procedures as may be issued from time to time by State Street for use of the System and access to the Remote Access Services. You agree to advise State Street immediately in the event that you learn or have reason to believe that any person to whom you have given access to the System or the Remote Access Services has violated or intends to violate the terms of this Agreement and you will cooperate with State Street in seeking injunctive or other equitable relief. You agree to discontinue use of the System and Remote Access Services, if requested, for any security reasons cited by State Street.

Fees

Fees and charges for the use of the System and the Remote Access Services and related payment terms shall be as set forth in the custody fee schedule in effect from time to time between the parties (the “Fee Schedule”). You shall be responsible for any tariffs, duties or taxes imposed or levied by any government or governmental agency by reason of the transactions contemplated by this Agreement, including, without limitation, federal, state and local taxes, use, value added and personal property taxes (other than income, franchise or similar taxes which may be imposed or assessed against State Street). Any claimed exemption from such tariffs, duties or taxes shall be supported by proper documentary evidence delivered to State Street.

Proprietary Information/Injunctive Relief

The System and Remote Access Services described herein and the databases, computer programs, screen formats, report formats, interactive design techniques, formulae, processes, systems, software, know-how, algorithms, programs, training aids, printed materials, methods, books, records, files, documentation and other information made available to you by State Street as part of the Remote Access Services and through the use of the System and all copyrights, patents, trade secrets and other proprietary rights of State Street related thereto are the exclusive, valuable and confidential property of State Street and its relevant licensors (the “Proprietary Information”). You agree on behalf of yourself and your Authorized Designees to keep the Proprietary Information confidential and to limit access to your employees and Authorized Designees (under a similar duty of confidentiality) who require access to the System for the purposes intended. The foregoing shall not apply to Proprietary Information in the public domain or required by law to be made public.

You agree to use the Remote Access Services only in accordance with this Agreement. You will not, and will cause your employees and Authorized Designees not to, (i) permit any third party to use the System or the Remote Access Services, (ii) sell, rent, license or otherwise use the System or the Remote Access Services in the operation of a service bureau or for any purpose other than as expressly authorized under this Agreement, (iii) use the System or the Remote Access Services for any fund, trust or other investment vehicle without the prior written consent of State Street, or (iv) allow or cause any information transmitted from State Street’s databases, including data from third party sources, available through use of the System or the Remote Access Services, to be published, redistributed or retransmitted for other than use for or on behalf of yourself, as our Customer.

You agree that neither you nor your Authorized Designees will modify the System in any way, enhance or otherwise create derivative works based upon the System, nor will you or your Authorized Designees reverse engineer, decompile or otherwise attempt to secure the source code for all or any part of the System.

You acknowledge that the disclosure of any Proprietary Information, or of any information which at law or equity ought to remain confidential, will immediately give rise to continuing irreparable injury to State Street inadequately compensable in damages at law and that State Street shall be entitled to obtain immediate injunctive relief against the breach or threatened breach of any of the foregoing undertakings, in addition to any other legal remedies which may be available.

Limited Warranties

State Street represents and warrants that it is the owner of and has the right to grant access to the System and to provide the Remote Access Services contemplated herein. Because of the nature of computer information technology and the necessity of relying upon third party sources, and data and pricing information obtained from third parties, the System and Remote

Access Services are provided “AS IS”, and you and your Authorized Designees shall be solely responsible for the investment decisions, results obtained, regulatory reports and statements produced using the Remote Access Services. State Street and its relevant licensors will not be liable to you or your Authorized Designees for any direct or indirect, special, incidental, punitive or consequential damages arising out of or in any way connected with the System or the Remote Access Services, nor shall either party be responsible for delays or nonperformance under this Agreement arising out of any cause or event beyond such party’s control.

State Street will take reasonable steps to ensure that its products (and those of its third-party suppliers) reflect the available state of the art technology to offer products that are Year 2000 compliant, including, but not limited to, century recognition of dates, calculations that correctly compute same century and multi century formulas and date values, and interface values that reflect the date issues arising between now and the next one-hundred years, and if any changes are required, State Street will make the changes to its products at no cost to you and in a commercially reasonable time frame and will require third-party suppliers to do likewise. You will do likewise for your systems.

EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, STATE STREET FOR ITSELF AND ITS RELEVANT LICENSORS EXPRESSLY DISCLAIMS ANY AND ALL WARRANTIES CONCERNING THE SYSTEM AND THE SERVICES TO BE RENDERED HEREUNDER, WHETHER EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION ANY WARRANTY OF MERCHANTIBILITY OR FITNESS FOR A PARTICULAR PURPOSE.

Infringement

State Street will defend or, at our option, settle any claim or action brought against you to the extent that it is based upon an assertion that access to the System or use of the Remote Access Services by you under this Agreement constitutes direct infringement of any patent or copyright or misappropriation of a trade secret, provided that you notify State Street promptly in writing of any such claim or proceeding and cooperate with State Street in the defense of such claim or proceeding. Should the System or the Remote Access Services or any part thereof become, or in State Street’s opinion be likely to become, the subject of a claim of infringement or the like under any applicable patent, copyright or trade secret laws, State Street shall have the right, at State Street’s sole option, to (i) procure for you the right to continue using the System or the Remote Access Services, (ii) replace or modify the System or the Remote Access Services so that the System or the Remote Access Services becomes non-infringing, or (iii) terminate this Agreement without further obligation.

Termination

Either party may terminate this Agreement (i) for any reason by giving the other party at least one-hundred and eighty (1.80) days’ prior written notice in the case of notice of termination by State Street to you or thirty (30) days’ notice in the case of notice from you to State Street of termination, or (ii) immediately for failure of the other party to comply with any material term and condition of the Agreement by giving the other party written notice of termination. This Agreement shall in any event terminate within ninety (90) days after the termination of any custodian agreement applicable to you. In the event of termination, you will return to State Street all copies of documentation and other confidential information in your possession or in the possession of your Authorized Designees. The foregoing provisions with respect to confidentiality and infringement will survive termination for a period of three (3) years following termination of this Agreement.

Miscellaneous

No term hereof is intended to alter the standard of care applicable to State Street as set forth in any custodial, transfer services or other primary service agreement between the Customer and State Street, as applicable, with respect to data made available to the Customer via the Remote Access Services. This Agreement and the exhibit hereto constitutes our entire understanding with respect to access to the System and the Remote Access Services. This Agreement cannot be modified or altered except in a writing duly executed by both of us and shall be governed by and construed in accordance with the laws of The Commonwealth of Massachusetts.

Should you wish to avail yourself of the System and the Remote Access Services, please sign and return one copy of this letter.

Very truly yours,

STATE STREET BANK AND TRUST COMPANY

		By:	/s/ Ronald E. Logue
Ronald E. Logue, Vice Chairman
CONFIRMED AND AGREED:

THE GUARDIAN VARIABLE CONTRACT FUNDS, INC.

By:	/s/ Frank J. Jones

Name: Frank J. Jones

Title: President

Date: November 21, 2000

EXHIBIT A

IN-SIGHTSM

System Product Description

In–SightsM provides information delivery and on-line access to State Street. In–SightSM allows users a single point of entry into the many views of data created by the diverse systems and applications. Reports and data from systems such as Investment Policy MonitorSM, Multicurrency HorizonsSM, Securities Lending, Performance & Analytics can be accessed through In–SightSM. This Internet-enabled application is designed to run from a Web browser and perform across low-speed data line or corporate high-speed backbones. In–SightSM also offers users a flexible toolset, including an ad-hoc query function, a custom graphics package, a report designer, and a scheduling capability. Data and reports offered through In–SightSM should continue to increase in direct proportion with the roll out of In–SightSM, to State Street’s clients as it is viewed as an information delivery system that will grow with State Street’s clients.

Form Last Revised: 9/15/98

Note: Make sure all blanks/items designated by asterisks are filled in.

DATA ACCESS SERVICES ADDENDUM TO CUSTODIAN AGREEMENT

ADDENDUM TO CUSTODIAN AGREEMENT The Guardian Variable Contract Funds, Inc. (the “Customer”) and State Street Bank and Trust Company (“State Street”).

PREAMBLE

WHEREAS, State Street has been appointed as custodian of certain assets of the Customer pursuant to a certain Custodian Agreement (the “Custodian Agreement”) dated as of September 7, 1999;

WHEREAS, State Street has developed and utilizes proprietary accounting and other systems, including State Street’s proprietary Multicurrency HORIZONSM Accounting System, in its role as custodian of the Customer, and maintains certain Customer-related data (“Customer Data”) in databases under the control and ownership of State Street (the “Data Access Services”); and

WHEREAS, State Street makes available to the Customer certain Data Access Services solely for the benefit of the Customer, and intends to provide additional services, consistent with the terms and conditions of this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, and for other good and valuable consideration, the parties agree as follows:

1.             SYSTEM AND DATA ACCESS SERVICES

(a)           System. Subject to the terms and conditions of this Agreement, State Street hereby agrees to provide the Customer with access to State Street’s Multicurrency HORIZONS” Accounting System and the other information systems (collectively, the “System”) as described in Attachment A, on a remote basis for the purpose of obtaining reports and information, solely on computer hardware, system software and telecommunication links as listed in Attachment B (the “Designated Configuration”) of the Customer, or certain third parties approved by State Street that serve as investment advisors or investment managers or in other service capacities to the Customer such as the Customer’s independent auditors (each, an “Investment Advisor”), solely with respect to the Customer, or on any designated substitute or back-up equipment configuration with State Street’s written consent, such consent not to be unreasonably withheld.

(b)           Data Access Services. State Street agrees to make available to the Customer the Data Access Services subject to the terms and conditions of this Agreement and data access operating standards and procedures as may be issued by State Street from time to time. The ability of the Customer to originate electronic instructions to State Street on behalf of the Customer in order to (i) effect the transfer or movement of cash or securities held under custody by State Street or (ii) transmit accounting or other information (such transactions are referred to herein as “Client Originated Electronic Financial Instructions”), and (iii) access data for the purpose of reporting and analysis, shall be deemed to be Data Access Services for purposes of this Agreement.

(c)           Additional Services. State Street may from time to time agree to make available to the Customer additional Systems that are not described in the attachments to this Agreement. In the absence of any other written agreement concerning such additional systems, the term “System” shall include, and this Agreement shall govern, the Customer’s access to and use of any additional System made available by State Street and/or accessed by the Customer.

2.                                       NO USE OF THIRD PARTY SYSTEMS-LEVEL SOFTWARE

State Street and the Customer acknowledge that in connection with the Data Access Services provided under this Agreement, the Customer will have access, through the Data Access Services, to Customer Data and to functions of State Street’s proprietary systems; provided, however that in no event will the Customer have direct access to any third party systems-level software that retrieves data for, stores data from, or otherwise supports the System.

3.                                       LIMITATION ON SCOPE OF USE

a.             Designated Equipment; Designated Location. The System and the Data Access Services shall be used and accessed solely on and through the Designated Configuration at the offices of the Customer or the Investment Advisor located in * [ city, state] (“Designated Location”).

b.             Designated Configuration: Trained Personnel. State Street shall be responsible for supplying, installing and maintaining the Designated Configuration at the Designated Location. State Street and the Customer agree that each will engage or retain the services of trained personnel to enable both parties to perform their respective obligations under this Agreement. State Street agrees to use commercially reasonable efforts to maintain the System so that it remains serviceable, provided, however, that State Street does not guarantee or assure uninterrupted remote access use of the System.

c.             Scope of Use. The Customer will use the System and the Data Access Services only for the processing of securities transactions, the keeping of books of account for the Customer and accessing data for purposes of reporting and analysis. The Customer shall not, and shall cause its employees and agents not to (i) permit any third party to use the System or the Data Access Services, (ii) sell, rent, license or otherwise use the System or the Data Access Services in the operation of a service bureau or for any purpose other than as expressly authorized under this Agreement, (iii) use the System or the Data Access Services for any fund, trust or other investment vehicle without the prior written consent of State Street, (iv) allow access to the System or the Data Access Services through terminals or any other computer or telecommunications facilities located outside the Designated Locations, (v) allow or cause any information (other than portfolio holdings, valuations of portfolio holdings, and other information reasonably necessary for the management or distribution of the assets of the Customer) transmitted from State Street’s databases, including data from third party sources, available through use of the System or the Data Access Services to be redistributed or retransmitted to another computer, terminal or other device for other than use for or on behalf of the Customer or (vi) modify the System in any way, including without limitation, developing any software for or attaching any devices or computer programs to any equipment, system, software or database which forms a part of or is resident on the Designated Configuration.

d.             Other Locations. Except in the event of an emergency or of a planned System shutdown, the Customer’s access to services performed by the System or to Data Access Services at the Designated Location may be transferred to a different location only upon the prior written consent of State Street. In the event of an emergency or System shutdown, the Customer may use any back-up site included in the Designated Configuration or any other back-up site agreed to by State Street, which agreement will not be unreasonably withheld. The Customer may secure from State Street the right to access the System or the Data Access Services through computer and telecommunications facilities or devices complying with the Designated Configuration at additional locations only upon the prior written consent of State Street and on terms to be mutually agreed upon by the parties.

e.             Title. Title and all ownership and proprietary rights to the System, including any enhancements or modifications thereto, whether or not made by State Street, are and shall remain with State Street.

f.              No Modification. Without the prior written consent of State Street, the Customer shall not modify, enhance or otherwise create derivative works based upon the System, nor shall the Customer reverse engineer, decompile or otherwise attempt to secure the source code for all or any part of the System.

g.             Security Procedures. The Customer shall comply with data access operating standards and procedures and with user identification or other password control requirements and other security procedures as may be issued from time to time by State Street for use of the System on a remote basis and to access the Data Access Services. The Customer shall have access only to the Customer Data and authorized transactions agreed upon from time to time by State Street and, upon notice from State Street, the Customer shall discontinue remote use of the System and access to Data Access Services for any security reasons cited by State Street; provided, that, in such event, State Street shall, for a period not less than 180 days (or such other shorter period specified by the Customer) after such discontinuance, assume responsibility to provide accounting services under the terms of the Custodian Agreement.

h.             Inspections. State Street shall have the right to inspect the use of the System and the Data Access Services by the Customer and the Investment Advisor to ensure compliance with this Agreement. The on-site inspections shall be upon prior written notice to the Customer and the Investment Advisor and at reasonably convenient times and frequencies so as not to result in an unreasonable disruption of the Customer’s or the Investment Advisor’s business.

4.                                       PROPRIETARY INFORTMATION

a.             Proprietary Information. The Customer acknowledges and State Street represents that the System and the databases, computer programs, screen formats, report formats, interactive design techniques, documentation and other information made available to the Customer by State Street as part of the Data Access Services and through the use of the System constitute copyrighted, trade secret, or other proprietary information of substantial value to State Street. Any and all such information provided by State Street to the Customer shall be deemed proprietary and confidential information of State Street (hereinafter “Proprietary Information”). The Customer agrees that it will hold such Proprietary Information in the strictest confidence and secure and protect it in a manner consistent with its own procedures for the protection of its own confidential information and to take appropriate action by instruction or agreement with its employees who are permitted access to the Proprietary Information to satisfy its obligations hereunder. The Customer further acknowledges that State Street shall not be required to provide the Investment Advisor with access to the System unless it has first received from the Investment Advisor an undertaking with respect to State Street’s Proprietary Information in the form of Attachment C to this Agreement. The Customer shall use all commercially reasonable efforts to assist State Street in identifying and preventing any unauthorized use, copying or disclosure of the Proprietary Information or any portions thereof or any of the logic, formats or designs contained therein.

a.             Cooperation. Without limitation of the foregoing, the Customer shall advise State Street immediately in the event the Customer learns or has reason to believe that any person to whom the Customer has given access to the Proprietary Information, or any portion thereof, has violated or intends to violate the terms of this Agreement, and the Customer will, at its expense, co-operate with State Street in seeking injunctive or other equitable relief in the name of the Customer or State Street against any such person.

b.             Injunctive Relief.  The Customer acknowledges that the disclosure of any Proprietary Information, or of any information which at law or equity ought to remain confidential, will immediately give rise to continuing irreparable injury to State. Street inadequately compensable in damages at law. In addition, State Street shall be entitled to obtain immediate injunctive relief against the breach or threatened breach of any of the foregoing undertakings, in addition to any other legal remedies which may be available.

c.             Survival.                The provisions of this Section 4 shall survive the termination of this Agreement.

5.                                       LIMITATION ON LIABILITY

a.             Limitation on Amount and Time for Bringing Action. The Customer agrees that any liability of State Street to the Customer or any third party arising out of State Street’s provision of Data Access Services or the System under this Agreement shall be limited to the amount *[of custody fees] [*include previous bracket if their are no separate Data Access fees being charged] paid by the Customer for the preceding 24 months * [.] * [end sentence here if are no separate Data Access fees] *[for such services.] In no event shall State Street be liable to the Customer or any other party for any special, indirect, punitive or consequential damages even if advised of the possibility of such damages. No action, regardless of form, arising out of this Agreement may be brought by the Customer more than two years after the Customer has knowledge that the cause of action has arisen.

b.             Limited Warranties. NO OTHER WARRANTIES, WHETHER EXPRESS OR IMPLIED, INCLUDING, WITHOUT LIMITATION, THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE, ARE MADE BY STATE STREET.

c.             Third-Party Data. Organizations from which State Street may obtain certain data included in the System or the Data Access Services are solely responsible for the contents of such data, and State Street shall have no liability for claims arising out of the contents of such third-party data, including, but not limited to, the accuracy thereof.

d.             Regulatory Requirements. As between State Street and the Customer, the Customer shall be solely responsible for the accuracy of any accounting statements or reports produced using the Data Access Services and the System and the conformity thereof with any requirements of law.

e.             Force Majeure. Neither party shall be liable for any costs or damages due to delay or nonperformance under this Agreement arising out of any cause or event beyond such party’s control, including without limitation, cessation of services hereunder or any damages resulting therefrom to the other party, or the Customer as a result of work stoppage, power or other mechanical failure, computer virus, natural disaster, governmental action, or communication disruption.

6.                                       INDEMNIFICATION

The Customer agrees to indemnify and hold State Street harmless from any loss, damage or expense including reasonable attorney’s fees, (a “loss”) suffered by State Street arising from (i) the negligence or willful misconduct in the use by the Customer of the Data Access Services or the System, including any loss incurred by State Street resulting from a security breach at the Designated Location or committed by the Customer’s employees or agents or the Investment Advisor and (ii) any loss resulting from incorrect Client Originated Electronic Financial Instructions. State Street shall be entitled to rely on the validity and authenticity of Client Originated Electronic Financial Instructions without undertaking any further inquiry as long as such instruction is undertaken in conformity with security procedures established by State Street from time to time.

7.                                       FEES

Fees and charges for the use of the System and the Data Access Services and related payment terms shall be as set forth in the Custody Fee Schedule in effect from time to time between the parties (the “Fee Schedule”). Any tariffs, duties or taxes imposed or levied by any government or governmental agency by reason of the transactions contemplated by this Agreement, including, without limitation, federal, state and local taxes, use, value added and personal property taxes (other than income, franchise or similar taxes which may be imposed or assessed against State Street) shall be borne by the Customer. Any claimed exemption from such tariffs, duties or taxes shall be supported by proper documentary evidence delivered to State Street.

8.                                       TRAINING, IMPLEMENTATION AND CONVERSION

a.             Training. State Street agrees to provide training, at a designated State Street training facility or at the Designated Location, to the Customer’s personnel in connection with the use of the System on the Designated Configuration. The Customer agrees that it will set aside, during regular business hours or at other times agreed upon by both parties, sufficient time to enable all operators of the System and the Data Access Services, designated by the Customer, to receive the training offered by State Street pursuant to this Agreement.

b.             Installation and Conversion. State Street shall be responsible for the technical installation and conversion (“Installation and Conversion”) of the Designated Configuration. The Customer shall have the following responsibilities in connection with Installation and Conversion of the System:

(i)                                     The Customer shall be solely responsible for the timely acquisition and maintenance of the hardware and software that attach to the Designated Configuration in order to use the Data Access Services at the Designated Location.

(ii)                                  State Street and the Customer each agree that they will assign qualified personnel to actively participate during the Installation and Conversion phase of the System implementation to enable both parties to perform their respective obligations under this Agreement.

9.                                       SUPPORT

During the term of this Agreement, State Street agrees to provide the support services set out in Attachment D to this Agreement.

10.                                 TERM OF AGREEMENT

a.             Term of Agreement. This Agreement shall become effective on the date of its execution by State Street and shall remain in full force and effect until terminated as herein provided.

b.             Termination of Agreement. Either party may terminate this Agreement (i) for any reason by giving the other party at least one-hundred and eighty days’ prior written notice in the case of notice of termination by State Street to the Customer or thirty days’ notice in the case of notice from the Customer to State Street of termination; or (ii) immediately for failure of the other party to comply with any material term and condition of the Agreement by giving the other party written notice of termination. In the event the Customer shall cease doing business, shall become subject to proceedings under the bankruptcy laws (other than a petition for reorganization or similar proceeding) or shall be adjudicated bankrupt, this Agreement and the rights granted hereunder shall, at the option of State Street, immediately terminate with notice to the Customer. This Agreement shall in any event terminate as to any Customer within 90 days after the termination of the Custodian Agreement applicable to such Customer.

c.             Termination of the Right to Use. Upon termination of this Agreement for any reason, any right to use the System and access to the Data Access Services shall terminate and the Customer shall immediately cease use of the System and the Data Access Services. Immediately upon termination of this Agreement for any reason, the Customer shall return to State Street all copies of documentation and other Proprietary Information in its possession; provided, however, that in the event that either party terminates this Agreement or the Custodian Agreement for any reason other than the Customer’s breach, State Street shall provide the Data Access Services for a period of time and at a price to be agreed upon by the parties.

11.                                 MISCELLANEOUS

a.             Assignment; Successors. This Agreement and the rights and obligations of the Customer and State Street hereunder shall not be assigned by either party without the prior written consent of the other party, except that State Street may assign this Agreement to a successor of all or a substantial portion of its business, or to a party controlling, controlled by, or under common control with State Street.

b.             Survival. All provisions regarding indemnification, warranty, liability and limits thereon, and confidentiality and/or protection of proprietary rights and trade secrets shall survive the termination of this Agreement.

c.             Entire Agreement. This Agreement and the attachments hereto constitute the entire understanding of the parties hereto with respect to the Data Access Services and the use of the System and supersedes any and all prior or contemporaneous representations or agreements, whether oral or written, between the parties as such may relate to the Data Access Services or the System, and cannot be modified or altered except in a writing duly executed by the parties. This Agreement is not intended to supersede or modify the duties and liabilities of the parties hereto under the Custodian Agreement or any other agreement between the parties hereto except to the extent that any such agreement specifically refers to the Data Access Services or the System. No single waiver of any right hereunder shall be deemed to be a continuing waiver.

d.             Severability. If any provision or provisions of this Agreement shall be held to be invalid, unlawful, or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired.

e.             Governing Law.    This Agreement shall be interpreted and construed in accordance with the internal laws of The Commonwealth of Massachusetts without regard to the conflict of laws provisions thereof

ATTACHMENT A

Multicurrency HORIZONSM Accounting System

System Product Description

I.              The Multicurrency HORIZONSM Accounting System is designed to provide lot level portfolio and general ledger accounting for SEC and ERISA type requirements and includes the following services: 1) recording of general ledger entries; 2) calculation of daily income and expense; 3) reconciliation of daily activity with the trial balance, and 4) appropriate automated feeding mechanisms to (i) domestic and international settlement systems, (ii) daily, weekly and monthly evaluation services, (iii) portfolio performance and analytic services, (iv) customer’s internal computing systems and (v) various State Street provided information services products.

II.            GlobalQuestR is designed to provide customer access to the following information maintained on The Multicurrency HORIZONSM Accounting System: 1) cash transactions and balances; 2) purchases and sales; 3) income receivables; 4) tax refund receivables; 5) daily priced positions; 6) open trades; 7) settlement status; 8) foreign exchange transactions; 9) trade history, and 10) daily, weekly and monthly evaluation services.

Ill             HORIZONR Gateway. HORIZONR Gateway provides customers with the ability to (i) generate reports using information maintained on the Multicurrency HORIZONR Accounting System which may be viewed or printed at the customer’s location; (ii) extract and download data from the Multicurrency HORIZONR Accounting System; and (iii) access previous day and historical data. The following information which may be accessed for these purposes: 1) holdings; 2) holdings pricing; 3) transactions, 4) open trades; 5) income; 6) general ledger and 7) cash.

ATTACHMENT B

*Designated Configuration

ATTACHMENT C

Undertaking

The Undersigned understands that in the course of its employment as Investment Advisor to *[name of fund] (the “Customer”) it will have access to State Street Bank and Trust Company’s (“State Street”) Multicurrency HORIZONS’’ Accounting System and other information systems (collectively, the “System”).

The Undersigned acknowledges that the System and the databases, computer programs, screen formats, report formats, interactive design techniques, documentation and other information made available to the Undersigned by State Street as part of the Data Access Services provided to the Customer and through the use of the System constitute copyrighted, trade secret, or other proprietary information of substantial value to State Street. Any and all such information provided by State Street to the Undersigned shall be deemed proprietary and confidential information of State Street (hereinafter “Proprietary Information”). The Undersigned agrees that it will hold such Proprietary Information in confidence and secure and protect it in a manner consistent with its own procedures for the protection of its own confidential information and to take appropriate action by instruction or agreement with its employees who are permitted access to the Proprietary Information to satisfy its obligations hereunder.

The Undersigned will not attempt to intercept data, gain access to data in transmission, or attempt entry into any system or files for which it is not authorized. It will not intentionally adversely affect the integrity of the System through the introduction of unauthorized code or data, or through unauthorized deletion.

Upon notice by State Street for any reason, any right to use the System and access to the Data Access Services shall terminate and the Undersigned shall immediately cease use of the System and the Data Access Services. Immediately upon notice by State Street for any reason, the Undersigned shall return to State Street all copies of documentation and other Proprietary Information in its possession.

GUARDIAN INVESTOR SERVICES
CORPORATION

By:

Title:

Date:

ATTACHMENT D

Support

During the term of this Agreement, State Street agrees to provide the following on-going support services:

a.             Telephone Support. The Customer Designated Persons may contact State Street’s Multicurrency HORIZONSM  Help Desk and Customer Assistance Center between the hours of 8 a.m. and 6 p.m. (Eastern time) on all business days for the purpose of obtaining answers to questions about the use of the System, or to report apparent problems with the System. From time to time, the Customer shall provide to State Street a list of persons, not to exceed five in number, who shall be permitted to contact State Street for assistance (such persons being referred to as “the Customer Designated Persons”).

b.             Technical Support. State Street will provide technical support to assist the Customer in using the System and the Data Access Services. The total amount of technical support provided by State Street shall not exceed 10 resource days per year. State Street shall provide such additional technical support as is expressly set forth in the fee schedule in effect from time to time between the parties (the “Fee Schedule”). Technical support, including during installation and testing, is subject to the fees and other terms set forth in the Fee Schedule.

c.             Maintenance Support. State Street shall use commercially reasonable efforts to correct system functions that do not work according to the System Product Description as set forth on Attachment A in priority order in the next scheduled delivery release or otherwise as soon as is practicable.

d.             System Enhancements. State Street will provide to the Customer any enhancements to the System developed by State Street and made a part of the System; provided that, sixty (60) days prior to installing any such enhancement, State Street shall notify the Customer and shall offer the Customer reasonable training on the enhancement. Charges for system enhancements shall be as provided in the Fee Schedule. State Street retains the right to charge for related systems or products that may be developed and separately made available for use other than through the System.

e.             Custom Modifications. In the event the Customer desires custom modifications in connection with its use of the System, the Customer shall make a written request to State Street providing specifications for the desired modification. Any custom modifications may be undertaken by State Street in its sole discretion in accordance with the Fee Schedule.

f.              Limitation on Support. State Street shall have no obligation to support the Customer’s use of the System: (i) for use on any computer equipment or telecommunication facilities which does not conform to the Designated Configuration or (ii) in the event the Customer has modified the System in breach of this Agreement.

GUARDIAN

State Street Bank and Trust Company
1776 Heritage Drive
North Quincy, MA 02171

Re: The Guardian Variable Contract Funds, Inc.

Ladies and Gentlemen:

This is to advise you that The Guardian Variable Contract Funds, Inc. (the “Company”) has established three new series of shares to be known as The Guardian VC 500 Index Fund, The Guardian VC Asset Allocation Fund and The Guardian VC High Yield Bond Fund. In accordance with the Additional Funds provision of Section 17 of the Custodian Contract, dated as of April 4, 1983, as amended from time to time, between the Portfolio and State Street Bank and Trust Company, the Company hereby requests that you act as Custodian for each new series under the terms of the aforementioned contract.

Please indicate your acceptance of the foregoing by executing two copies of this letter agreement, returning one to the Company and retaining one copy for your records.

Sincerely,

The Guardian Variable Contract Funds, Inc.
on behalf of:
The Guardian VC 500 Index Fund
The Guardian VC High Yield Bond Fund
The Guardian VC Asset Allocation Fund

		By:	/s/ Frank J. Jones

Name: Frank J. Jones

		Title:	President , Duly Authorized

Agreed and Accepted:

STATE STREET BANK AND TRUST COMPANY

By:	/s/ Ronald E. Logue
Name: Ronald E. Logue
Title: Vice Chairman

Effective Date: September 1, 1999

AMENDMENT TO CUSTODIAN CONTRACT

This Amendment to Custodian Contract is made as of June 29, 2001 by and between The Guardian Variable Contract Funds, Inc. (formerly known as The Guardian Stock Fund, Inc.) (the “Fund”) and State Street Bank and Trust Company (the “Custodian”). Capitalized terms used in this Amendment without definition shall have the respective meanings given to such terms in the Custodian Contract referred to below.

WHEREAS, the Fund and the Custodian entered into a Custodian Contract dated as of September 7, 1999 (as amended, modified or supplemented and in effect from time to time, the “Contract”);

WHEREAS, the Fund is authorized to issue shares in separate series, with each such series representing interests in a separate portfolio of securities and other assets, and the Fund has made four series, The Guardian Stock Fund, The Guardian VC Asset Allocation Fund, The Guardian VC High Yield Bond Fund and The Guardian VC 500 Index Fund subject to the Contract (each such series, together with all other series subsequently established by the Fund and made subject to the Contract in accordance with the terms thereof, shall be referred to as a “Portfolio” and collectively, as the’ Portfolios”);

WHEREAS, the Fund and the Custodian desire to amend the Contract to reflect revisions to Rule 17f-5 and the adoption of Rule 17f-7 (“Rule 17f-7”) promulgated under the 1940 Act, and to amend and restate certain other provisions of the Contract relating to the custody of assets of the Portfolios held outside the United States.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements hereinafter contained, the parties hereby agree to amend the Contract, pursuant to the terms thereof, as follows:

I.                                         Article 3 of the Contract is hereby deleted and replaced in its entirety by Article 3 set forth below and Article 4 of the Contract is hereby deleted and replaced in its entirety by Article 4 set forth below.

ARTICLE 3.  Provisions Relating to Rules 17f-5 and 17f-7

3.1.                            Definitions. Capitalized terms in this Agreement shall have the following meanings:

“Country Risk” means all factors reasonably related to the systemic risk of holding Foreign Assets in a particular country including, but not limited to, such country’s political environment, economic and financial infrastructure (including any Eligible Securities Depository operating in the country), prevailing or developing custody and settlement practices, and laws and regulations applicable to the safekeeping and recovery of Foreign Assets held in custody in that country.

“Eligible Foreign Custodian” has the meaning set forth in section (a)(1) of Rule 17f-5, including a majority-owned or indirect subsidiary of a U.S. Bank (as defined in Rule 17f-5), a bank holding company meeting the requirements of an Eligible Foreign Custodian (as set forth in Rule 17f-5 or by other appropriate action of the U.S. Securities and Exchange Commission (the “SEC”)), or a foreign branch of a Bank (as defined in Section 2(a)(5) of the 1940 Act) meeting the requirements of a custodian under Section 17(f) of the 1940 Act; the term does not include any Eligible Securities Depository.

“Eligible Securities Depository” has the meaning set forth in section (b)(1) of Rule 17f-7.

“Foreign Assets” means any of the Portfolios’ investments (including foreign currencies) for which the primary market is outside the United States and such cash and cash equivalents as are reasonably necessary to effect the Portfolios’ transactions in such investments.

“Foreign Custody Manager” has the meaning set forth in section (a)(3) of Rule 17f-5. 3.2. The Custodian as Foreign Custody Manager.

3.2                               The Custodian as Foreign Custody Manager

3.2.1                   Delegation to the Custodian as Foreign Custody Manager. The Fund, by resolution adopted by its Board of Directors (the “Board”), hereby delegates to the Custodian, in accordance with and subject to Section (b) of Rule 17f-5, the responsibilities set forth in this Section 3.2 with respect to Foreign Assets of the Portfolios held outside the United States, and the Custodian hereby accepts such delegation as Foreign Custody Manager with respect to the Portfolios.

3.2.2                   Countries Covered. The Foreign Custody Manager shall be responsible for performing the delegated responsibilities defined below only with respect to the countries and custody arrangements for each such country listed on Schedule A to this Contract, which list of countries may be amended from time to time by the Fund with the agreement of the Foreign Custody Manager. The Foreign Custody Manager shall list on Schedule A the Eligible Foreign Custodians selected by the Foreign Custody Manager to maintain the assets of the Portfolios, which list of Eligible Foreign Custodians maybe amended from time to time in the sole discretion of the Foreign Custody Manager. The Foreign Custody Manager will provide amended versions of Schedule A in accordance with Section 3.2.5 hereof.

Upon the receipt by the Foreign Custody Manager of Proper Instructions to open an account or to place or maintain Foreign Assets in a country listed on Schedule A, and the fulfillment by the Fund, on behalf of the Portfolios, of the applicable account opening requirements for such country, the Foreign Custody Manager shall be deemed to have been delegated by the Board on behalf of the Portfolios responsibility as Foreign Custody Manager with respect to that country and to have accepted such delegation. Execution of this Amendment by the Fund shall be deemed to be a Proper Instruction to open an account, or to place or maintain Foreign Assets, in each country listed on Schedule A in which the Custodian has previously placed or currently maintains Foreign Assets pursuant to the terms of the Contract.

Following the receipt of Proper Instructions directing the Foreign Custody Manager to close the account of a Portfolio with the Eligible Foreign Custodian selected by the Foreign Custody Manager in a designated country, the delegation by the Board on behalf of the Portfolios to the Custodian as Foreign Custody Manager for that country shall be deemed to have been withdrawn and the Custodian shall immediately cease to be the Foreign Custody Manager of the Portfolios with respect to that country.

The Foreign Custody Manager may withdraw its acceptance of delegated responsibilities with respect to a designated country upon written notice to the Fund. Forty-five (45) days (or such longer period to which the parties agree in writing) after receipt of any such notice by the Fund, the Custodian shall have no further responsibility in its capacity as Foreign Custody Manager to the Fund with respect to the country as to which the Custodian’s acceptance of delegation is withdrawn.

3.2.3                   Scope of Delegated Responsibilities:

(a)                                  Selection of Eligible Foreign Custodians. Subject to the provisions of this Section 3.2, the Foreign Custody Manager may place and maintain the Foreign Assets in the care of the Eligible Foreign Custodian selected by the Foreign Custody Manager in each country listed on Schedule A, as amended from time to time. In performing its delegated responsibilities as Foreign Custody Manager to place or maintain Foreign Assets with an Eligible Foreign Custodian, the Foreign Custody Manager shall determine that the Foreign Assets will be subject to reasonable care, based on the standards applicable to custodians in the country in which the Foreign Assets will be held by that Eligible Foreign Custodian, after considering all factors relevant to the safekeeping of such assets including, without limitation, the factors specified in Rule 17f-5(c)(l).

(b)                                  Contracts With Eligible Foreign Custodians. The Foreign Custody Manager shall determine that the contract governing the foreign custody arrangements with each Eligible Foreign Custodian selected by the Foreign Custody Manager will satisfy the requirements of Rule 17f-5(c)(2).

(c)                                  Monitoring. In each case in which the Foreign Custody Manager maintains Foreign Assets with an Eligible Foreign Custodian selected by the Foreign Custody Manager, the Foreign Custody Manager shall, in accordance with Rule 17f-5(c)(3)(i), establish a system to monitor (i) the appropriateness of maintaining the Foreign Assets with such Eligible Foreign Custodian and (ii) the contract governing the custody arrangements established by the Foreign Custody Manager with the Eligible Foreign Custodian. In the event the Foreign Custody Manager determines that the custody arrangements with an Eligible Foreign Custodian it has selected are no longer appropriate, the Foreign Custody Manager shall notify the Board in accordance with Section 32.5 hereunder.

3.2.4                   Guidelines for the Exercise of Delegated Authority. For purposes of this Contract, the Foreign Custody Manager shall have no responsibility for such Country Risk as is incurred by placing and maintaining the Foreign Assets in each country for which the Custodian is serving as Foreign Custody Manager of the Portfolios.

3.2.5                   Reporting Requirements. The Foreign Custody Manager shall report the withdrawal of the Foreign Assets from an Eligible Foreign Custodian and the placement of such Foreign Assets with another Eligible Foreign Custodian by providing to the Board (or at the Board’s delegation(s), the Portfolios’ respective duly-authorized investment manager(s) or investment adviser(s) (hereinafter sometimes referred to as the “Adviser”)) an amended Schedule A at the end of the calendar quarter in which an amendment to such Schedule has occurred. The Foreign Custody Manager shall make written reports notifying the Board (or at the Board’s delegation(s), the Adviser(s)) of any other material change in the foreign custody arrangements of the Portfolios described in this Section 3.2 after the occurrence of the material change.

3.2.6                   Standard of Care as Foreign Custody Manager of a Portfolio. In performing the responsibilities delegated to it, the Foreign Custody Manager agrees to exercise reasonable care, prudence and diligence such as a person having responsibility for the safekeeping of assets of management investment companies registered under the 1940 Act would exercise.

3.2.7                   Representations with Respect to Rule 17f-5. The Foreign Custody Manager represents to the Fund that it is a U.S. Bank as defined in section (a)(7) of Rule 17f-5. The Fund represents to the Custodian that the Board has determined that it is reasonable for the Board to rely on the Custodian to perform the responsibilities delegated pursuant to this Contract to the Custodian as the Foreign Custody Manager of the Portfolios.

3.2.8                   Effective Date and Termination of the Custodian as Foreign Custody Manager. The Board’s delegation to the Custodian as Foreign Custody Manager of the Portfolios shall be effective as of the date hereof and shall remain in effect until terminated at any time, without penalty, by written notice from the terminating party to the non-terminating party. Termination will become effective forty-five (45) days after receipt by the non-terminating party of such notice. The provisions of Section 3.2.2 hereof shall govern the delegation to and termination of the Custodian as Foreign Custody Manager of the Portfolios with respect to designated countries.

3.3                               Eligible Securities Depositories.

3.3.1                   Analysis and Monitoring. The Custodian shall (a) provide the Fund (or the Adviser(s)) with an analysis of the custody risks associated with maintaining assets with the Eligible Securities Depositories set forth on Schedule B hereto (as such Schedule B may be amended by the Custodian from time to time) in accordance with section (a)(1)(i)(A) of Rule 17f-7, and (b) monitor such risks on a continuing basis, and promptly notify the Fund (or the Adviser(s)) of any material change in such risks, in accordance with section (a)(1)(i)(B) of Rule 17f-7.

3.3.2                   Standard of Care. The Custodian agrees to exercise reasonable care, prudence and diligence in performing the duties set forth in Section 3.3.1.

ARTICLE 4.                           Duties of the Custodian with Respect to Property of the Portfolios Held Outside the United States.

4.1.                            Definitions. Capitalized terms in this Article 4 shall have the following meanings:

“Foreign Securities System” means an Eligible Securities Depository listed on Schedule B hereto.

“Foreign Sub-Custodian” means a foreign banking institution serving as an Eligible Foreign Custodian.

4.2.                          Holding Securities. The Custodian shall identify on its books as belonging to the Fund, for the account of the applicable Portfolio, the foreign securities held by each Foreign Sub-Custodian or Foreign Securities System. The Custodian may hold foreign securities for all of its customers, including the Portfolios, with any Foreign Sub-Custodian in an account that is identified as belonging to the Custodian for the benefit of its customers, provided however, that (i) the records of the Custodian with respect to foreign securities of a Portfolio which are maintained in such account shall identify those securities as belonging to such Portfolio and (ii), to the extent permitted and customary in the market in which the account is maintained, the Custodian shall require that securities so held by the Foreign Sub-Custodian be held separately from any assets of such Foreign Sub-Custodian or of other customers of such Foreign Sub-Custodian.

4.3.                          Foreign Securities Systems. Foreign securities shall be maintained in a Foreign Securities System in a designated country through arrangements implemented by the Custodian or a Foreign Sub-Custodian, as applicable, in such country.

4.4.                          Transactions in Foreign Custody Account.

4.4.1.                Delivery of Foreign Assets. The Custodian or a Foreign Sub-Custodian shall release and deliver foreign securities of the Portfolios held by the Custodian or such Foreign Sub-Custodian, or in a Foreign Securities System account, only upon receipt of Proper Instructions, which may be continuing instructions when deemed appropriate by the parties, and only in the following cases:

(i)                                     Upon the sale of such foreign securities for the Portfolio in accordance with commercially reasonable market practice in the country where such foreign securities are held or traded, including, without limitation: (A) delivery against expectation of receiving later payment; or (B) in the case of a sale effected through a Foreign Securities System, in accordance with the rules governing the operation of the Foreign Securities System;

(ii)                                  In connection with any repurchase agreement related to foreign securities;

(iii)                               To the depository agent in connection with tender or other similar offers for foreign securities of the Portfolios;

(iv)                              To the issuer thereof or its agent when such foreign securities are called, redeemed, retired or otherwise become payable;

(v)                                 To the issuer thereof, or its agent, for transfer into the name of the Custodian (or the name of the respective Foreign Sub-Custodian or of any nominee of the Custodian or such Foreign Sub-Custodian) or for exchange for a different number of bonds, certificates or other evidence representing the same aggregate face amount or number of units;

(vi)                              To brokers, clearing banks or other clearing agents for examination or trade execution in accordance with market custom; provided that in any such case the Foreign Sub-Custodian shall have no responsibility or liability for any loss arising from the delivery of such foreign securities prior to receiving payment for such securities except as may arise from the Foreign Sub-Custodian’s own negligence or willful misconduct;

(vii)                           For exchange or conversion pursuant to any plan of merger, consolidation, recapitalization, reorganization or readjustment of the foreign securities of the issuer of such foreign securities, or pursuant to provisions for conversion contained in such securities, or pursuant to any deposit agreement;

(viii)                        In the case of warrants, rights or similar foreign securities, the surrender thereof in the exercise of such warrants, rights or similar securities or the surrender of interim receipts or temporary securities for definitive securities;

(ix)                                For delivery as security in connection with any borrowing by the Portfolios requiring a pledge of assets by the Portfolios;

(x)                                   In connection with trading in options and futures contracts, including delivery as original margin and variation margin;

(xi)                                In connection with the lending of Foreign Assets; and

(xii)                           For any other purpose, but only upon receipt of Proper Instructions specifying the foreign securities to be delivered, setting forth the purpose for which such delivery is to be made, and naming the person or persons to whom delivery of such securities shall be made.

4.4.2.                Payment of Portfolio Monies. Upon receipt of Proper Instructions, which may be continuing instructions when deemed appropriate by the parties, the Custodian shall pay out, or direct the respective Foreign Sub-Custodian or the respective Foreign Securities System to pay out, monies of a Portfolio in the following cases only:

(i)                                     Upon the purchase of foreign securities for the Portfolio, unless otherwise directed by Proper Instructions, by (A) delivering money to the seller thereof or to a dealer therefor (or an agent for such seller or dealer) against expectation of receiving later delivery of such foreign securities; or (B) in the case of a purchase effected through a Foreign Securities System, in accordance with the rules governing the operation of such Foreign Securities System;

(ii)                                  In connection with the conversion, exchange or surrender of foreign securities of the Portfolio;

(iii)                               For the payment of any expense or liability of the Portfolio, including but not limited to the following payments: interest, taxes, investment advisory fees, transfer agency fees, fees under this Contract, legal fees, accounting fees, and other operating expenses;

(iv)                              For the purchase or sale of foreign exchange or foreign exchange contracts for the Portfolio, including transactions executed with or through the Custodian or its Foreign Sub-Custodians;

(v)                                 In connection with trading in options and futures contracts, including delivery as original margin and variation margin;

(vi)                              For payment of part or all of the dividends received in respect of securities sold short;

(vii)                           In connection with the borrowing or lending of Foreign Assets; and

(viii)                        For any other purpose, but only upon receipt of Proper Instructions specifying the amount of such payment, setting forth the purpose of such payment, and naming the person or persons to whom such payment is to be made.

4.4.3.                Market Conditions. Notwithstanding any provision of this Contract to the contrary, settlement and payment for Foreign Assets received for the account of the Portfolios and delivery of Foreign Assets maintained for the account of the Portfolios may be effected in accordance with the customary established securities trading or processing practices and procedures generally acceptable to Institutional Clients in the country or market in which the transaction occurs, including, without limitation, delivering Foreign Assets to the purchaser thereof or to a dealer therefor (or an agent for such purchaser or dealer) with the expectation of receiving later payment for such Foreign Assets from such purchaser or dealer. For purposes of this Contract, the term “Institutional Clients” shall mean U.S. registered investment companies or major U.S. commercial banks, insurance companies, pension funds or substantially similar financial institutions which, as a part of their ordinary business operations, purchase or sell securities and make use of global custody services.

The Custodian shall provide to the Board the information with respect to custody and settlement practices in countries in which the Custodian employs a Foreign Sub-Custodian described on Schedule C hereto at the time or times set forth on such Schedule. The Custodian may revise Schedule C from time to time, provided that no such revision shall result in the Board being provided with substantively less information than had been previously provided hereunder.

4.5.                          Registration of Foreign Securities. The foreign securities maintained in the custody of a Foreign Sub-Custodian (other than bearer securities) shall be registered in the name of the applicable Portfolio or in the name of the Custodian or in the name of any Foreign Sub-Custodian or in the name of any nominee of the foregoing, and the Fund on behalf of such Portfolio agrees to hold any such nominee harmless from any liability as a holder of record of such foreign securities. The Custodian or a Foreign Sub-Custodian shall not be obligated to accept securities on behalf of a Portfolio under the terms of this Contract unless the form of such securities and the manner in which they are delivered are in accordance with reasonable market practice.

4.6                             Bank Accounts. The Custodian shall identify on its books as belonging to the Fund, for the account of the applicable Portfolio, cash (including cash denominated in foreign currencies) deposited with the Custodian. Where the Custodian is unable to maintain, or market practice does not facilitate the maintenance of, cash on the books of the Custodian, a bank account or bank accounts shall be opened and maintained outside the United States on behalf of such Portfolio with a Foreign Sub-Custodian. All accounts referred to in this Section shall be subject only to draft or order by the Custodian (or, if applicable, such Foreign Sub-Custodian) acting pursuant to the terms of this Contract to hold cash received by or from or for the account of the Portfolio. Cash maintained on the books of the Custodian (including its branches, subsidiaries and affiliates), regardless of currency denomination, is maintained in bank accounts established under, and subject to the laws of, The Commonwealth of Massachusetts.

4.7.                            Collection of Income. The Custodian shall use reasonable commercial efforts to collect all income and other payments with respect to the Foreign Assets held hereunder to which the Portfolios shall be entitled and shall credit such income, as collected, to the applicable Portfolio. In the event that extraordinary measures are required to collect such income, the Fund and the Custodian shall consult as to such measures and as to the compensation and expenses of the Custodian relating to such measures.

4.8                             Shareholder Rights. With respect to the foreign securities held pursuant to this Article 4, the Custodian will use reasonable commercial efforts to facilitate the exercise of voting and other shareholder rights, subject always to the laws, regulations and practical constraints that may exist in the country where such securities are issued. The Fund acknowledges that local conditions, including lack of regulation, onerous procedural obligations, lack of notice and other factors may have the effect of severely limiting the ability of the Fund to exercise shareholder rights.

4.9.                            Communications Relating to Foreign Securities. The Custodian shall transmit promptly to the Fund written information with respect to materials received by the Custodian via the Foreign Sub-Custodians from issuers of the foreign securities being held for the account of the Portfolios (including, without limitation, pendency of calls and maturities of foreign securities and expirations of rights in connection therewith). With respect to tender or exchange offers, the Custodian shall transmit promptly to the Fund written information with respect to materials so received by the Custodian from issuers of the foreign securities whose tender or exchange is sought or from the party (or its agents) making the tender or exchange offer. The, Custodian shall not be liable for any untimely exercise of any tender, exchange or other right or power in connection with foreign securities or other property of the Portfolios at any time held by it unless (i) the Custodian or the respective Foreign Sub-Custodian is in actual possession of such foreign securities or property and (ii) the Custodian receives Proper Instructions with regard to the exercise of any such right or power, and both (i) and (ii) occur at least three business days prior to the date on which the Custodian is to take action to exercise such right or power.

4.10.                   Liability of Foreign Sub-Custodians.

Each agreement pursuant to which the Custodian employs a Foreign Sub-Custodian shall, to the extent possible, require the Foreign Sub-Custodian to exercise reasonable care in the performance of its duties, and to indemnify, and hold harmless, the Custodian from and against any loss, damage, cost, expense, liability or claim arising out of or in connection with the Foreign Sub-Custodian’s performance of such obligations. At the Fund’s election, the Portfolios shall be entitled to be subrogated to the rights of the Custodian with respect to any claims against a Foreign Sub-Custodian as a consequence of any such loss, damage, cost, expense, liability or claim if and to the extent that the Portfolios have not been made whole for any such loss, damage, cost, expense, liability or claim.

4.11.                   Tax Law.

The Custodian shall have no responsibility or liability for any obligations now or hereafter imposed on the Fund, the Portfolios or the Custodian as custodian of the Portfolios by the tax law of the United States or of any state or political subdivision thereof. It shall be the responsibility of the Fund to notify the Custodian of the obligations imposed on the Fund with respect to the

Portfolios or the Custodian as custodian of the Portfolios by the tax law of countries other than the United States, including responsibility for withholding and other taxes, assessments or other governmental charges, certifications and governmental reporting. The sole responsibility of the Custodian with regard to such tax law shall be to use reasonable efforts to assist the Fund with respect to any claim for exemption or refund under the tax law of countries for which the Fund has provided such information.

4.12.                   Liability of Custodian.

Except as may arise from the Custodian’s own negligence or willful misconduct or the negligence or willful misconduct of a Foreign Sub-Custodian, the Custodian shall be without liability to the Fund for any loss, liability, claim or expense resulting from or caused by anything which is part of Country Risk.

The Custodian shall be liable for the acts or omissions of a Foreign Sub-Custodian to the same extent as set forth with respect to sub-custodians generally in the Contract and, regardless of whether assets are maintained in the custody of a Foreign Sub-Custodian or a Foreign Securities System, the Custodian shall not be liable for any loss, damage, cost, expense, liability or claim resulting from nationalization, expropriation, currency restrictions, or acts of war or terrorism, or any other loss where the Sub-Custodian has otherwise acted with reasonable care.

II.                                   Except as specifically superseded or modified herein, the terms and provisions of the Contract shall continue to apply with full force and effect. In the event of any conflict between the terms of the Contract prior to this Amendment and this Amendment, the terms of this Amendment shall prevail. If the Custodian is delegated the responsibilities of Foreign Custody Manager pursuant to the terms of Article 3 hereof, in the event of any conflict between the provisions of Articles 3 and 4 hereof, the provisions of Article 3 shall prevail.

REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

SIGNATURE PAGE

IN WITNESS WHEREOF, each of the parties has caused this Amendment to be executed in its name and behalf by its duly authorized representative as of the date first above written.

WITNESSED BY:	STATE STREET BANK AND TRUST COMPANY

/s/ Stephanie L. Poster
Stephanie L. Poster	By:	/s/ Joseph L. Hooley
Vice President	Joseph L. Hooley, Executive Vice President

WITNESSED BY:	THE GUARDIAN VARIABLE CONTRACT
FUNDS, INC.

/s/ Lori E. Bostrom
Lori E. Bostrom	By:	/s/ Frank J. Jones
Senior Counsel	Frank J. Jones, President

SCHEDULE A

STATE STREET

GLOBAL CUSTODY. NETWORK

SUBCUSTODIANS

Country	Subcustodian

Argentina	Citibank, N.A.

Australia	Westpac Banking Corporation

Austria	Erste Bank der Österreichischen Sparkassen AG

Bahrain	HSBC Bank Middle East (as delegate of The Hongkong and Shanghai Banking Corporation Limited)

Bangladesh	Standard Chartered Bank

Belgium	Fortis Bank nv-sa

Bermuda	The Bank of Bermuda Limited

Bolivia	Citibank, N. A.

Botswana	Barclays Bank of Botswana Limited

Brazil	Citibank, N.A.

Bulgaria	ING Bank N.V.

Canada	State Street Trust Company Canada

Chile	BankBoston, N.A.

People’s Republic of China	The Hongkong and Shanghai Banking Corporation Limited, Shanghai and Shenzhen branches

Columbia	Cititrust Colombia S.A. Sociedad Fiduciaria

Costa Rica	Banco BCT S.A.

Croatia	Privredna Banka Zagreb d.d

Cyprus	The Cyprus Popular Bank Ltd.

Czech Republic	Ceskoslovenská Obchodní Banka, A.S.

Denmark	Danske Bank A/S

1

Country	Subcustodian

Ecuador	Citibank, N.A.

Egypt	Egyptian British Bank S.A.E. (as delegate of The Hongkong and Shanghai Banking Corporation Limited)

Estonia	Hansabank

Finland	Merita Bank Plc.

France	BNP Paribas, S.A.

Germany	Dresdner Bank AG

Ghana	Barclays Bank of Ghana Limited

Greece	National Bank of Greece S.A.

Hong Kong	Standard Chartered Bank

Hungary	Citibank Rt.

Iceland	Icebank Ltd.

India	Deutsche Bank AG

The Hongkong and Shanghai Banking Corporation Limited

Indonesia	Standard Chartered Bank

Ireland	Ireland Bank of Ireland

Israel	Bank Hapoalim B.M.

Italy	BNP Paribas, Italian Branch

Ivory Coast	Société Générale de Banques en Cote d’Ivoire

Jamaica	Scotiabank Jamaica Trust and Merchant Bank Ltd.

Japan	The Fuji Bank, Limited

The Sumitomo Bank, Limited

2

Country	Subcustodian

Jordan	HSBC Bank Middle East (as delegate of The Hongkong and Shanghai Banking Corporation Limited)

Kazakhstan	HSBC Bank Kazakhstan

Kenya	Barclays Bank of Kenya Limited

Republic of Korea	The Hongkong and Shanghai Banking Corporation Limited

Latvia	A/s Hansabanka

Lebanon	HSBC Bank Middle East (as delegate of The Hongkong and Shanghai Banking Corporation Limited)

Lithuania	Vilniaus Bankas AB

Malaysia	Standard Chartered Bank Malaysia Berhad

Mauritius	The Hongkong and Shanghai Banking Corporation Limited

Mexico	Citibank Mexico, S.A.

Morocco	Banque Commerciale du Maroc

Namibia	Standard Bank Namibia Limited

Netherlands	Fortis Bank (Nederland) N.V.

New Zealand	ANZ Banking Group (New Zealand) Limited

Nigeria	Stanbic Merchant Bank Nigeria Limited

Norway	Christiania Bank og Kreditkasse ASA

Oman	HSBC Bank Middle East (as delegate of The Hongkong and Shanghai Banking Corporation Limited)

Pakistan	Deutsche Bank AG

3

Country	Subcustodian

Palestine	HSBC Bank Middle East (as delegate of The Hongkong and Shanghai Banking Corporation Limited)

Panama	BankBoston, N.A.

Peru	Citibank, N.A.

Philippines	Standard Chartered Bank

Poland	Bank Handlowy w Warszawie S.A.

Portugal	Banco Comercial Português

Qatar	HSBC Bank Middle East (as delegate of The Hongkong and Shanghai Banking Corporation Limited)

Romania	ING Bank N.V.

Russia	Credit Suisse First Boston AO – Moscow (as delegate of Credit Suisse First Boston - Zurich)

Singapore	The Development Bank of Singapore Limited

Slovak Republic	Ceskoslovenská Obchodní Banka, A.S.

Slovenia	Bank Austria Creditanstalt d.d. -Ljubljana

South Africa	Standard Bank of South Africa Limited

Spain	Banco Santander Central Hispano S.A.

Sri Lanka	The Hongkong and Shanghai Banking Corporation Limited

Swaziland	Standard Bank Swaziland Limited

Sweden	Skandinaviska Enskilda Banken

Switzerland	UBS AG

Taiwan – R.O.C.	Central Trust of China

4

Country	Subcustodian

Thailand	Standard Chartered Bank

Trinidad & Tobago	Republic Bank Limited

Tunisia	Banque Internationale Arabe de Tunisie

Turkey	Citibank, N.A.

Ukraine	ING Bank Ukraine

United Kingdom	State Street Bank and Trust Company, London Branch

Uruguay	BankBoston, N.A.

Venezuela	Citibank, N.A.

Vietnam	The Hongkong and Shanghai Banking Corporation Limited

Zambia	Barclays Bank of Zambia Limited

Zimbabwe	Barclays Bank of Zimbabwe Limited

5

SCHEDULE B

STATE STREET

GLOBAL CUSTODY NETWORK

DEPOSITORIES OPERATING IN NETWORK MARKETS

Country	Subcustodian

Argentina	Caja de Valores S.A.

Australia	Austraclear Limited

Reserve Bank Information and Transfer System

Austria	Oesterreichische Kontrollbank AG (Wertpapiersanunelbank Division)

Belgium	Caisse Interprofessionnelle de Dépôts et de Virements de Titres, S.A.

Banque Nationale de Belgique

Brazil	Companhia Brasileira de Liquidação e Custódia

Sistema Especial de Liquidação e de Custódia (SELIC)

Central de Custódia e de Liquidação Financeira de Titulos Privados (CETIP)

Bulgaria	Central Depository AD

Bulgarian National Bank

Canada	Canadian Depository for Securities Limited

Chile	Depósito Central de Valores S.A.

People’s Republic of China	Shanghai Securities Central Clearing & Registration Corporation

Shenzhen Securities Central Clearing Co., Ltd.

Columbia	Depósito Centralizado de Valores

Costa Rica	Central de Valores S.A.

Croatia	Ministry of Finance

National Bank of Croatia

Središnja Depozitarna Agencija d.d.

Czech Republic	Stredisko cenných papíru

Czech National Bank

1

Country	Subcustodian

Denmark	Værdipapircentralen (Danish Securities Center)

Egypt	Misr for Clearing, Settlement, and Depository

Estonia	Eesti Väärtpaberite Keskdepositoorium

Finland	Finnish Central Securities Depository

France	Euroclear France

Germany	Clearstream Banking AG, Frankfurt

Greece	Bank of Greece, System for Monitoring Transactions in Securities in Book-Entry Form

Apothetirion Titlon AE - Central Securities Depository

Hong Kong	Central Clearing and Settlement System

Central Moneymarkets Unit

Hungary	Központi Elszámolóház és Értéktár (Budapest) Rt. (KELER)

India	National Securities Depository Limited

Central Depository Services India Limited

Reserve Bank of India

Indonesia	Bank Indonesia

PT Kustodian Sentral Efek Indonesia

Israel	Tel Aviv Stock Exchange Clearing House Ltd. (TASE Clearinghouse)

Italy	Monte Titoli S.p.A.

Ivory Coast	Depositaire Central – Banque de Règlement

Jamaica	Jamaica Central Securities Depository

2

Country	Subcustodian

Japan	Japan Securities Depository Center (JASDEC) Bank of Japan Net System

Kazakhstan	Central Depository of Securities

Kenya	Central Bank of Kenya

Republic of Korea	Korea Securities Depository

Latvia	Latvian Central Depository

Lebanon	Custodian and Clearing Center of Financial Instruments for Lebanon and the Middle East (Midclear) S.A.L.

Banque du Liban

Lithuania	Central Securities Depository of Lithuania

Malaysia	Malaysian Central Depository Sdn. Bhd.

Bank Negara Malaysia, Scripless Securities Trading and Safekeeping System

Mauritius	Central Depository and Settlement Co. Ltd.

Bank of Mauritius

Mexico	S.D. INDEVAL (Instituto para el Depósito de Valores)

Morocco	Maroclear

Netherlands	Nederlands Centraal Instituut voor Giraal Effectenverkeer B.V. (NECIGEF)

New Zealand	New Zealand Central Securities Depository Limited

Nigeria	Central Securities Clearing System Limited

Norway	Verdipapirsentralen (Norwegian Central Securities Depository)

Oman	Muscat Depository & Securities Registration Company, SAOC

Pakistan	Central Depository Company of Pakistan Limited

3

Country	Subcustodian

State Bank of Pakistan

Palestine	Clearing Depository and Settlement, a department of the Palestine Stock Exchange

Peru	Caja de Valores y Liquidaciones, Institutión de Compensatión y Liquidación de Valores S.A

Philippines	Philippine Central Depository, Inc.

Registry of Scripless Securities (ROSS) of the Bureau of Treasury

Poland	National Depository of Securities (Krajowy Depozyt Papierów Wartościowych SA)

Central Treasury Bills Registrar

Portugal	Central de Valores Mobiliários

Qatar	Central Clearing and Registration (CCR), a department of the Doha Securities Market

Romania	National Securities Clearing, Settlement and Depository Company

Bucharest Stock Exchange Registry Division

National Bank of Romania

Singapore	Central Depository (Pte) Limited

Monetary Authority of Singapore

Slovak Republic	Stredisko cenných papierov

National Bank of Slovakia

Slovenia	Klirinsko Depotna Druzba d.d.

South Africa	Central Depository Limited

Share Transactions Totally Electronic (STRATE) Ltd.

4

Country	Subcustodian

Spain	Servicio de Compensación y Liquidación de Valores, S.A.

Banco de Espana, Central de Anotaciones en Cuenta

Sri Lanka	Central Depository System (Pvt) Limited

Sweden	Vhrdepapperscentralen VPC AB (Swedish Central Securities Depository)

Switzerland	Segalntersettle AG (SIS)

Taiwan – R.O.C.	Taiwan Securities Central Depository Co., Ltd.

Thailand	Thailand Securities Depository Company Limited

Tunisia	Société Tunisienne Interprofessionelle pour la Compensation et de Dépôts des Valeurs Mobilières

Turkey	Takas ve Saklama Bankasi A.S. (TAKASBANK)

Central Bank of Turkey

Ukraine	National Bank of Ukraine

United Kingdom	Central Gilts Office and Central Moneymarkets Office

Venezuela	Banco Central de Venezuela

Zambia	LuSE Central Shares Depository Limited

TRANSNATIONAL

Euroclear

Clearstream Banking AG

5

SCHEDULE C

MARKET INFORMATION

Publication/Type of Information (scheduled frequency)	Brief Description

The Guide to Custody in World Markets (hardcopy annually and regular website updates)	An overview of settlement and safekeeping procedures, custody practices and foreign investor considerations for the markets in which State Street offers custodial services.

Global Custody Network Review (annually)

Information relating to Foreign Sub-Custodians in State Street’s Global Custody Network. The Review stands as an integral part of the materials that State Street provides to its U.S. mutual fund clients to assist them in complying with SEC Rule 17f-5. The Review also gives insight into State Street’s market expansion and Foreign Sub-Custodian selection processes, as well as the procedures and controls used to monitor the financial condition and performance of our Foreign Sub-Custodian banks.

Securities Depositories Review (annually)

Custody risk analyses of the Foreign Securities Depositories presently operating in Network markets. This publication is an integral part of the materials that State Street provides to its U.S. mutual fund clients to meet informational obligations created by SEC Rule 17f-7.

Global Legal Survey (annually)

With respect to each market in which State Street offers custodial services, opinions relating to whether local law restricts (i) access of a fund’s independent public accountants to books and records of a Foreign Sub-Custodian or Foreign Securities System, (ii) a fund’s ability to recover in the event of bankruptcy or insolvency of a Foreign Sub-Custodian or Foreign Securities System, (iii) a fund’s ability to recover in the event of a loss by a Foreign Sub-Custodian or Foreign Securities System, and (iv) the ability of a foreign investor to convert cash and cash equivalents to U.S. dollars.

Subcustodian Agreement (annually)	Copies of the contracts that State Street has entered into with each Foreign Sub-Custodian that maintains U.S. mutual fund assets in the markets in which State Street offers custodial services.

1

Global Market Bulletin (daily or as necessary)

Information on changing settlement and custody conditions in markets where State Street offers custodial services.  Includes changes in market and tax regulations, depository developments, dematerialization information, as well as other market changes that may impact State Street’s clients.

Foreign Custody Advisories (as necessary)

For those markets where State Street offers custodial services that exhibit special risks or infrastructures impacting custody, State Street issues market advisories to highlight those unique market factors which might impact our ability to offer recognized custody service levels.

Material Change Notices (presently on a quarterly basis or as otherwise necessary)

Informational letters and accompanying materials confirming State Street’s foreign custody arrangements, including a summary of material changes with Foreign Sub-Custodians that have occurred during the previous quarter. The notices also identify any material changes in the custodial risks associated with maintaining assets with Foreign Securities Depositories.

2

GUARDIAN

State Street Bank and Trust Company

Lafayette Corporate Center

Legal Division LCC/2S

2 Avenue de Lafayette

Boston, MA 02111

Re:          The Guardian Variable Contract Funds, Inc.

Ladies and Gentlemen:

This is to advise you that The Guardian Variable Contract Funds, Inc. (“the Fund”) has established two new series of shares to be known as The Guardian UBS VC Small Cap Value Fund and The Guardian UBS VC Large Cap Value Fund. In accordance with the Additional Funds provision of Section 18 of the Custodian Contract, dated as of September 7, 1999, between the Fund and State Street Bank and Trust Company, by this letter the Fund hereby requests that you act as Custodian for the two new series under the terms of the aforementioned contract.

Please indicate your acceptance of the foregoing by executing two copies of this letter agreement, returning one to the Fund and retaining one copy for your records.

Sincerely,

The Guardian Variable Contract Funds, Inc.
on behalf of:
The Guardian UBS VC Small Cap Value Fund
The Guardian UBS VC Large Cap Value Fund

		By:	/s/ Frank L. Pepe

Name: Frank L. Pepe

Title: Sr. Vice President/Controller, Duly Authorized
Agreed and Accepted:

STATE STREET BANK AND TRUST COMPANY

By:	/s/ Joseph L. Hooley
Name:	Joseph L. Hooley
Title:	Executive Vice President	Effective Date: February 3, 2003

Guardian Investor Services LLC 7 Hanover Square. New York NY 10004 800.221.3253
A broker/dealer offering securities products and services

An indirect wholly owned subsidary of the Guard/an Cde Insurance Company of America
Member NASD.SIPC

GUARDIAN

State Street Bank and Trust Company

Lafayette Corporate Center

Legal Division LCC/2S

2 Avenue de Lafayette

Boston, MA 02111

Re:          The Guardian Variable Contract Funds, Inc.

Ladies and Gentlemen:

This is to advise you that The Guardian Variable Contract Funds, Inc. (“the Fund”) has established a new series of shares to be known as The Guardian VC Low Duration Bond Fund. In accordance with the Additional Funds provision of Section 18 of the Custodian Contract, dated as of September 7, 1999, between the Fund and State Street Bank and Trust Company, by this letter the Fund hereby requests that you act as Custodian for the new series under the terms of the aforementioned contract.

Please indicate your acceptance of the foregoing by executing two copies of this letter agreement, returning one to the Fund and retaining one copy for your records.

Sincerely,

The Guardian Variable Contract Funds, Inc.
on behalf of:
The Guardian VC Low Duration Bond Fund

		By:	/s/ Frank L. Pepe

Name: Frank L. Pepe

Title: Sr. Vice President/Controller, Duly Authorized
Agreed and Accepted:

STATE STREET BANK AND TRUST COMPANY

By:	/s/ Joseph L. Hooley
Name:	Joseph L. Hooley
Title:	Executive Vice President	Effective Date: August 28, 2003

Guardian Investor Services LLC 7 Hanover Square. New York NY 10004 800.221.3253
A broker/dealer offering securities products and services

An indirect wholly owned subsidary of the Guard/an Cde Insurance Company of America
Member NASD.SIPC

AMENDMENT TO CUSTODIAN CONTRACT

Amendment dated February 9, 2006, to the Custodian Contract, dated September 7, 1999, as amended, by and between State Street Bank and Trust Company (the “Custodian”) and The Guardian Variable Contract Funds, Inc. (the “Fund”), on behalf of each of its series on Appendix A (each, a “Portfolio”) (the “Agreement”).

WHEREAS, the Fund and the Custodian wish to amend certain provisions of the Agreement to (a) allow for delivery out of margin in connection with trading in futures and options on futures contracts entered into by the Fund on behalf of a Portfolio, and (b) amend the provisions for Proper Instructions.

In consideration of the promises and covenants contained herein, the Custodian and the Fund hereby agree to amend the Agreement as described below:

I.                                         New Section 2.2(15) is hereby added and existing Section 2.2(15) is hereby amended and renumbered Section 2.2(16) as set forth below:

[Section] 2.2 Delivery of Securities

(15)                            For delivery of initial or variation margin in connection with trading in futures and options on futures contracts entered into by the Fund on behalf of a Portfolio;

(16)                            For any other purpose, but only upon receipt of Proper Instructions from the Fund, on behalf of the applicable Portfolio, specifying the securities of the Portfolio to be delivered and naming the person or persons to whom delivery of such securities shall be made.

II.                                     New Section 2.6(7) is hereby added and existing Section 2.6(7) is hereby amended and renumbered Section 2.6(8) as set forth below:

[Section] 2.6 Payment of Fund Monies

(7)                                  For the payment of initial or variation margin in connection with trading in futures and options on futures contracts entered into by the Fund on behalf of a Portfolio;

(8)                                  For any other purpose, but only upon receipt of Proper Instructions from the Fund, on behalf of the applicable Portfolio, specifying the amount of such payment and naming the person or persons to whom such payment is to be made.

III.                                 Section 6 is amended and replaced as follows: [Section] 6. Proper Instructions

[Section] 6. Proper Instructions

“Proper Instructions”, which may also be standing instructions, as used throughout this Contract shall mean instructions received by the Custodian from the Fund, the Fund’s investment manager or subadvisor, as duly authorized by the Fund. Such instructions may be in writing signed by the authorized person or persons or may be in a tested communication or in a communication utilizing access codes effected between electro-mechanical or electronic devices or may be by such other means and utilizing such intermediary systems and utilities as may be agreed to from time to time by the Custodian and the person or entity giving such instructions, provided that the Fund has followed any security procedures agreed to from time to time by the Fund and the Custodian, including, but not limited to, the security procedures selected by the Fund in the Funds Transfer Addendum to this Contract. Oral instructions will be considered Proper Instructions if the Custodian reasonably believes them to have been given by a person authorized to give such instructions with respect to the transaction involved. The Fund shall cause all oral instructions to be confirmed promptly in writing. For purposes of this Section, Proper Instructions shall include instructions received by the Custodian pursuant to any multi-party agreement, which requires a segregated asset account in accordance with Section 2.10 of this Contract. The Fund or the Fund’s investment manager shall cause its duly authorized officer to certify to the Custodian in writing the names and specimen signatures of persons authorized to give Proper Instructions. The Custodian shall be entitled to rely upon the identity and authority of such persons until it receives notice from the Fund to the contrary.

IV.                               Except as specifically superseded or modified herein, the terms and provisions of the Agreement shall continue to apply with full force and effect. In the event of any conflict between the terms of the Agreement prior to this amendment and this amendment, the terms of this amendment shall prevail.

IN WITNESS WHEREOF, each of the parties has caused this instrument to be executed in its name and on its behalf by its duly authorized representative as of the date written above.

THE GUARDIAN VARIABLE CONTRACT FUNDS, INC.
On Behalf of Its Portfolios on Appendix A

By:	/s/ Frank L. Pepe
Name: Frank L. Pepe
Title: Vice President and Treasurer

STATE STREET BANK AND TRUST COMPANY

By:	/s/ Joseph L. Hooley
Name: Joseph L. Hooley
Title: Executive Vice President

Appendix A

To

CUSTODIAN CONTRACT BETWEEN

THE GUARDIAN VARIABLE CONTRACT FUNDS, INC.

AND

STATE STREET BANK AND TRUST COMPANY

DATED SEPTEMBER 7, 1999

The Portfolios of The Guardian Variable Contract Funds, Inc.

The Guardian Stock Fund

The Guardian VC Asset Allocation Fund

The Guardian VC High Yield Bond Fund

The Guardian VC 500 Index Fund

AMENDMENT TO CUSTODIAN CONTRACT

Amendment dated August 9, 2006 to the Custodian Contract dated September 7, 1999, as amended (the “Agreement”), by and between State Street Bank and Trust Company (the “Custodian”) and The Guardian Variable Contract Funds, Inc. (the “Fund”), on behalf of each of its series listed on Appendix A (each, a “Portfolio”).

WHEREAS, the Fund and the Custodian wish to amend certain provisions of the Agreement regarding the establishment by the Custodian of segregated accounts;

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants contained herein, the Custodian and the Fund hereby amend the Agreement, pursuant to the terms thereof, as follows:

I.                                         Clause (iv) of Section 2.10 (entitled “Segregated Account”) is amended and replaced as follows:

(iv) for any other purpose upon receipt of Proper Instructions from the Fund on behalf of the applicable Portfolio.

II.                                     Except as specifically superseded or modified herein, the terms and provisions of the Agreement shall continue to apply with full force and effect. In the event of any conflict between the terms of the Agreement prior to this Amendment and this Amendment, the terms of this Amendment shall prevail.

IN WITNESS WHEREOF, each of the parties has caused this instrument to be executed in its name and on its behalf by its duly authorized representative under seal as of the date first above written.

THE GUARDIAN VARIABLE CONTRACT FUNDS, INC.
On Behalf of its Portfolios Listed on Appendix A

By:	/s/ Thomas G. Sorell
Thomas G. Sorell
President

STATE STREET BANK AND TRUST COMPANY

By:	/s/ Joseph L. Hooley
Joseph L. Hooley
Executive Vice President

Appendix A

To

CUSTODIAN CONTRACT BETWEEN

THE GUARDIAN VARIABLE CONTRACT FUNDS, INC.

AND

STATE STREET BANK AND TRUST COMPANY

DATED SEPTEMBER 7, 1999

The Portfolios of The Guardian Variable Contract Funds, Inc.

The Guardian Stock Fund

The Guardian VC Asset Allocation Fund

The Guardian VC High Yield Bond Fund

The Guardian VC 500 Index Fund

The Guardian UBS VC Small Cap Value Fund

The Guardian UBS VC Large Cap Value Fund

The Guardian VC Low Duration Bond Fund

ASSIGNMENT AND ASSUMPTION AGREEMENT

This ASSIGNMENT AND ASSUMPTION AGREEMENT (“Assignment Agreement”) is entered into as of October 9, 2006, between The Guardian Variable Contract Funds, Inc., a Maryland corporation, on behalf of each of its series identified on Appendix A hereto, separately (each, an “Assignor”), and RS Variable Products Trust, a Massachusetts business trust, on behalf of each of its series identified on Appendix A hereto, separately (each, an “Assignee”).

RECITALS

Assignors and State Street Bank and Trust Company, a Massachusetts trust company (“State Street”), are parties to a certain Custodian Contract dated September 7, 1999, as amended from time to time (including all addenda thereto and any related Fee Schedules, the “Custodian Agreement”), pursuant to which State Street performs custodial and related services on behalf of each Assignor.

Each Assignor and its corresponding Assignee, as designated on Appendix A, is a party to an Agreement and Plan of Reorganization, dated August 15, 2006 (“Agreement and Plan”), pursuant to which each Assignor will transfer all of its assets to its corresponding Assignee in exchange solely for shares of such Assignee and the assumption by the Assignee of identified liabilities of the Assignor (each, a “Reorganization”).  In connection with the transactions contemplated by that certain Agreement and Plan, the parties intend for State Street to provide services to the Assignee pursuant to the Custodian Agreement, all on the terms and conditions set forth in this Assignment Agreement.

NOW, THEREFORE, in consideration of the foregoing recitals and of the mutual covenants set forth herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

Assignment of Custodian Agreement.  Each Assignor hereby assigns, conveys, and otherwise transfers to the corresponding Assignee all of its rights, benefits, title, and interest in, to, and under the Custodian Agreement; provided, however, that this Agreement shall only be effective upon the Closing Date (as defined in the Agreement and Plan) of the applicable Reorganization.

Acceptance and Assumption of Custodian Agreement.  Each Assignee hereby accepts from the corresponding Assignor the foregoing assignment of Assignor’s rights, title, and interest in, to and under the Custodian Agreement from Assignor and assumes and agrees to pay, perform, and discharge, from and after the Closing Date, any and all terms, obligations, covenants, conditions and provisions applicable to the Assignor under the Custodian Agreement, whenever arising.

Amendments.  No provision of this Assignment Agreement may be amended, modified, or waived except by written agreement duly executed by a duly authorized representative of each of the parties hereto.

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Consent.  By its signature below, State Street hereby consents to this assignment and assumption and agrees to be bound by the Custodian Agreement, as assigned, from and after the Closing Date in accordance with the foregoing.

Headings.  The section headings used in this Assignment Agreement are for convenience of reference only and shall not be used or construed to define, interpret, expand, or limit any provision hereof.

Counterparts.  This Assignment Agreement may be executed in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.  Facsimile signatures may be relied upon as originals.

Governing Law.  This Assignment Agreement shall be governed by, and construed and enforced in accordance with, the internal substantive laws of The Commonwealth of Massachusetts, without giving effect to its conflict of law rules.

Entire Agreement.  This Assignment Agreement, together with the Custodian Agreement and the agreements, documents and instruments executed in connection therewith, represent the entire agreement of the parties with respect to the subject matter hereof and thereof and supersede and cancel any prior oral or written agreement, letter of intent or understanding with respect to such subject matter.

Binding Agreement.  This Assignment Agreement shall be binding upon and shall inure to the benefit of the successors and assigns of each of the parties.

Miscellaneous.  A copy of the Agreement and Declaration of Trust of RS Variable Products Trust (the “Trust”) is on file with the Secretary of The Commonwealth of Massachusetts and notice is hereby given that this Assignment Agreement is executed on behalf of the Trustees of the Trust as Trustees, and not individually, and that the obligations arising out of this Assignment Agreement are not binding upon the Trustees, officers, or holders of the Trust’s shares individually but are binding only upon the assets and property of the series in question.

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IN WITNESS WHEREOF, Assignor and Assignee have executed this Assignment and Assumption Agreement as of the date first set forth above.

ASSIGNOR:

The Guardian Variable Contract Funds, Inc.,
on behalf of each of its series set forth on Appendix
A, separately

By:	/s/ John H. Walter
Name:	John H. Walter
Title:	Treasurer

ASSIGNEE:

RS Variable Products Trust,
on behalf of each of its series
set forth on Appendix A, separately

By:	/s/ James E. Klescewski
Name:	James E. Klescewski
Title:	Treasurer

AGREED AND ACKNOWLEDGED:

State Street Bank and Trust Company

By:	/s/ Joseph L. Hooley
Name:	Joseph L. Hooley
Title:	Executive Vice President

APPENDIX A

TO

ASSIGNMENT AND ASSUMPTION AGREEMENT

Assignors	Assignees

Series of The Guardian Variable Contract Funds, Inc.:	Series of RS Variable Products Trust:

The Guardian Stock Fund	RS Core Equity VIP Series

The Guardian VC 500 Index Fund	RS S&P 500 Index VIP Series

The Guardian VC Asset Allocation Fund	RS Asset Allocation VIP Series

The Guardian VC High Yield Bond Fund	RS High Yield Bond VIP Series

The Guardian VC Low Duration Bond Fund	RS Low Duration Bond VIP Series

The Guardian USB VC Large Cap Value Fund	RS Large Cap Value VIP Series

The Guardian USB VC Small Cap Value Fund	RS Partners VIP Series

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